AGREEMENT

                                 by and between



                              COMMUNITY BANKS, INC.



                                       and



                               BUCS FINANCIAL CORP



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                                TABLE OF CONTENTS
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
ARTICLE I- GENERAL................................................................................................2
   1.01 Definitions...............................................................................................2
   1.02 The Merger...............................................................................................12
   1.03 Bank Merger..............................................................................................14

ARTICLE II- CONSIDERATION; EXCHANGE PROCEDURES...................................................................14
   2.01 CMTY Common Stock........................................................................................14
   2.02 BFC Common Stock.........................................................................................14
   2.03 Cancellation of Certain Common Stock.....................................................................19
   2.04 Fractional Shares........................................................................................19
   2.05 Dissenting BFC Shareholders..............................................................................19
   2.06 Stock Options............................................................................................20
   2.07 Surrender and Exchange of BFC Stock Certificates.........................................................20
   2.08 Anti-Dilution Provisions.................................................................................22

ARTICLE III- REPRESENTATIONS AND WARRANTIES OF BFC...............................................................23
   3.01 Organization.............................................................................................23
   3.02 Capitalization...........................................................................................25
   3.03 Authority; No Violation..................................................................................26
   3.04 Consents.................................................................................................27
   3.05 Financial Statements.....................................................................................27
   3.06 No Material Adverse Change...............................................................................28
   3.07 Taxes....................................................................................................28
   3.08 Contracts................................................................................................29
   3.09 Ownership of Property; Insurance Coverage................................................................31
   3.10 Legal Proceedings........................................................................................33
   3.11 Compliance with Applicable Law and Agreements............................................................33
   3.12 ERISA....................................................................................................35
   3.13 Brokers and Finders......................................................................................37
   3.14 Environmental Matters....................................................................................38
   3.15 Business of BFC..........................................................................................38
   3.16 CRA Compliance...........................................................................................39
   3.17 Bank Merger..............................................................................................39
   3.18 Information to be Supplied...............................................................................40
   3.19 Related Party Transactions...............................................................................41
   3.20 Loans....................................................................................................41
   3.21 Allowance for Loan Losses................................................................................41
   3.22 Reorganization...........................................................................................41
   3.23 Fairness Opinion.........................................................................................42
   3.24 Securities Documents.....................................................................................42
   3.25 "Well Capitalized".......................................................................................42
   3.26 Quality of Representations...............................................................................42

                                      (i)

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                                TABLE OF CONTENTS
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                                    (Cont'd)

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ARTICLE IV- REPRESENTATIONS AND WARRANTIES OF CMTY...............................................................42
   4.01 Organization.............................................................................................43
   4.02 Capitalization...........................................................................................44
   4.03 Authority; No Violation..................................................................................45
   4.04 Consents.................................................................................................46
   4.05 Financial Statements.....................................................................................46
   4.06 No Material Adverse Change...............................................................................47
   4.07 Taxes....................................................................................................47
   4.08 Contracts................................................................................................48
   4.09 Ownership of Property; Insurance Coverage................................................................48
   4.10 Financing................................................................................................50
   4.11 Legal Proceedings........................................................................................50
   4.12 Compliance with Applicable Law and Agreements............................................................52
   4.13 ERISA....................................................................................................54
   4.14 Brokers and Finders......................................................................................54
   4.15 CRA Compliance...........................................................................................54
   4.16 Bank Merger..............................................................................................55
   4.17 Information to be Supplied...............................................................................56
   4.18 Reorganization...........................................................................................56
   4.19 CMTY Common Stock........................................................................................56
   4.20 Securities Documents.....................................................................................56
   4.21 Rights Agreement.........................................................................................57
   4.22 "Well Capitalized".......................................................................................57
   4.23 Quality of Representations...............................................................................57
   4.24 Environmental............................................................................................57
   4.25 Allowance for Loan Losses................................................................................58

ARTICLE V- COVENANTS OF THE PARTIES..............................................................................58
   5.01 Conduct of BFC's Business................................................................................58
   5.02 Access; Confidentiality..................................................................................61
   5.03 Regulatory Matters.......................................................................................62
   5.04 Taking of Necessary Actions..............................................................................62
   5.05 No Solicitation..........................................................................................63
   5.06 Update of Disclosure Schedules...........................................................................64
   5.07 Other Undertakings by CMTY and BFC.......................................................................64

ARTICLE VI- CONDITIONS...........................................................................................73
   6.01 Conditions to the Obligations of BFC under this Agreement................................................73
   6.02 Conditions to CMTY's Obligations under this Agreement....................................................75

ARTICLE VII- TERMINATION.........................................................................................77
   7.01 Termination prior to the Closing Date....................................................................77
   7.02 Effect of Termination....................................................................................78

                                      (ii)

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ARTICLE VIII- MISCELLANEOUS......................................................................................79
   8.01 Expenses and Other Fees..................................................................................79
   8.02 Non-Survival of Representations and Warranties; Disclosure Schedules.....................................79
   8.03 Amendment, Extension and Waiver..........................................................................80
   8.04 Entire Agreement.........................................................................................80
   8.05 No Assignment............................................................................................81
   8.06 Notices..................................................................................................81
   8.07 Disclosure Schedules.....................................................................................82
   8.08 Tax Disclosure...........................................................................................82
   8.09 Captions.................................................................................................82
   8.10 Counterparts.............................................................................................83
   8.11 Severability.............................................................................................83
   8.12 Governing Law............................................................................................83

                                     (iii)


EXHIBITS:

Exhibit 1                          -                 Form of Letter Agreement For Directors
Exhibit 1.03                       -                 Form of Bank Plan of Merger
Exhibit 2                                            Form of Letter Agreement For Executives
Exhibit 5.07(c)(vii)               -                 Form of Moltzan Employment Agreement


SCHEDULES:

BFC Schedule 2.06                                    Stock Options
BFC Schedule 3.01(d)               -                 Subsidiaries
BFC Schedule 3.02(b)               -                 Equity Interests
BFC Schedule 3.02(c)               -                 5% Stockholders
BFC Schedule 3.03(b)(C)            -                 Adverse Effects of Merger
BFC Schedule 3.04                  -                 Third Party Consents
BFC Schedule 3.05(b)               -                 Liabilities and Obligations
BFC Schedule 3.08(a)               -                 Employment Agreements and Material Contracts
BFC Schedule 3.09(a)               -                 Title to Properties
BFC Schedule 3.09(a)(i)            -                 Collateral for Obligations
BFC Schedule 3.10                  -                 Legal Proceedings
BFC Schedule 3.11(c)               -                 Regulatory Investigations
BFC Schedule 3.11(d)               -                 Regulatory Agreements
BFC Schedule 3.11(f)               -                 Unresolved Matters re: Regulatory Agreements
BFC Schedule 3.12(a)               -                 ERISA
BFC Schedule 3.12(f)               -                 Services Performed under ERISA
BFC Schedule 3.14(a)               -                 Environmental Matters
BFC Schedule 3.17(b)(iii)                            Effects of Bank Merger
BFC Schedule 3.19                  -                 Related Party Transactions
BFC Schedule 5.01(d)(ii)                             Bonuses
BFC Schedule 5.01(p)                                 Capital Expenditures

CMTY Schedule 4.01(d)              -                 Subsidiaries
CMTY Schedule 4.02(c)                                5% Shareholders
CMTY Schedule 4.08                 -                 Contracts
CMTY Schedule 4.09                 -                 Titles to Properties
CMTY Schedule 4.11                 -                 Legal Proceedings
CMTY Schedule 4.13                 -                 ERISA
CMTY Schedule 4.24(a)                                Environmental Matters

                                      (iv)


                                    AGREEMENT
                                    ---------

         THIS AGREEMENT, dated as of September 5, 2006 ("Agreement"), is made by and between COMMUNITY BANKS, INC., a Pennsylvania corporation ("CMTY"), and BUCS FINANCIAL CORP, a Maryland corporation ("BFC").

                                   BACKGROUND

         A. CMTY owns directly all of the outstanding capital stock of CommunityBanks, a bank and trust company chartered by the Commonwealth of Pennsylvania ("Community").

         B. BFC owns directly all of the outstanding capital stock of BUCS Federal Bank, a federal savings bank ("BUCS").

         C. CMTY and BFC desire for BFC to merge with and into CMTY, with CMTY surviving such merger, in accordance with the applicable laws of the Commonwealth of Pennsylvania and this Agreement. Promptly thereafter, CMTY desires to merge BUCS with and into Community, with Community surviving such merger as a wholly-owned subsidiary of CMTY, in accordance with the applicable laws of the United States and the Commonwealth of Pennsylvania and the terms of this Agreement.

         D. As a condition and inducement to CMTY to enter into this Agreement, the directors and the Executives of BFC are each concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1 (for Directors) and Exhibit 2 (for Executives) (collectively, the "Letter Agreement").

         E. Each of the parties, by signing this Agreement, adopts it as a plan of reorganization as defined in IRC Section 368(a), and intends the Merger to be a reorganization as defined in IRC Section 368(a).

         F. CMTY and BFC desire to provide the terms and conditions governing the transactions contemplated herein.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                               ARTICLE I- GENERAL

         1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition  Proposal"  has the meaning  given to that term in Section
5.05 of this Agreement.

         "Acquisition Transaction" shall mean one of the following transactions with a party other than CMTY or an affiliate of CMTY: (i) a merger or consolidation, or any similar transaction, involving BFC or BUCS, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of BFC or BUCS or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of 24.9% or more of any class or series of equity securities of BFC or BUCS.

         "Affiliate" means, with respect to any corporation, any person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation and, without limiting the generality of the foregoing, includes any executive officer, director or 10% equity owner of such corporation.

         "Aggregate  Cash  Consideration"  has the meaning given to that term in
Section 2.02(a) of this Agreement.

         "Aggregate Common Stock Consideration" has the meaning given to that term in Section 2.02(a) of this Agreement.

         "Agreement" means this Agreement, including any amendment or supplement hereto.

         "Application" means an application for regulatory approval which is required by the Contemplated Transactions.

         "Articles of Merger" mean the articles of merger to be executed by CMTY and BFC and to be filed in the PDS and the MDAT in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of Maryland, respectively.

         "Bank Merger" means the merger of BUCS with and into Community, with Community surviving such merger, contemplated by Section 1.03 of this Agreement.

         "Bank Plan of  Merger"  has the  meaning  given to that term in Section
1.03 of this Agreement.

         "BCL" means the Pennsylvania Business Corporation Law of 1988, as amended.

         "BFC" means BUCS Financial Corp, a Maryland corporation and savings and loan holding company.

         "BFC Benefit Plans" has the meaning given to that term in Section 3.12(a) of this Agreement.

         "BFC Certificate" has the meaning given to that term in Section 2.02(b) of this Agreement.

         "BFC Common Stock" has the meaning given to that term in Section 3.02(a) of this Agreement.

         "BFC  Disclosure   Schedules"  means,   collectively,   the  disclosure
schedules delivered by BFC to CMTY at or prior to the execution and delivery of this Agreement.

         "BFC ERISA Affiliate" has the meaning given to that term in Section 3.12(a) of this Agreement.

         "BFC Financials" means (a) the audited consolidated financial statements of BFC as of December 31, 2005 and 2004 and for each of the two years in the period ended December 31, 2005, including the notes thereto, and (b) the unaudited interim consolidated financial statements of BFC for each calendar quarter after December 31, 2005.

         "BFC Option" has the meaning given to that term in Section 2.06(a) of this Agreement.

         "BFC Option Plans" means the BUCS Financial Corp 2002 Stock Option Plan and the BUCS Federal Bank Employee 2002 Restricted Stock Plan and Trust Agreement.

         "BFC  Stockholders  Meeting"  has the  meaning  given  to that  term in
Section 5.07(a)(i) of this Agreement.

         "BFC Subsidiary" means each direct and indirect Subsidiary of BFC and of BUCS.

         "BHC Act" means the Bank Holding Company Act of 1956, as amended.

         "BUCS" means the BUCS Federal Bank, a federal savings bank, all the outstanding capital stock of which is owned by BFC.

         "BUCS Designees" has the meaning given to that term in Section 1.02(e)(iv) of this Agreement.

         "BUCS ESOP" means the BUCS Federal Bank Employee Stock Ownership Plan.

         "Business Day" means any day other than (i) a Saturday, Sunday or federal holiday or (ii) a day on which Community is authorized or obligated by law or executive order to close.

         "CareFirst Agreement" means the July 29, 2002 Financial Services Agreement between CareFirst of Maryland, Inc. and BUCS.

         "Cash Consideration" has the meaning given to that term in Section 2.02(a)(ii) of this Agreement.

         "Cash Election Shares" has the meaning given to such term in Section 2.02(b)(ii).

         "CERCLA" has the meaning given to that term in Section 3.14(b) of this Agreement.

         "Closing" has the meaning given to that term in Section 1.02(a) of this Agreement.

         "Closing Date" means the date mutually agreed to by the parties as soon as practicable after the last condition precedent provided in this Agreement (other than those conditions which are to be fulfilled at the Closing) has been fulfilled or waived.

         "CMTY" means Community Banks, Inc., a Pennsylvania corporation.

         "CMTY Acquisition Transaction" means a person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder) (A) acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 24.9% or more of the then outstanding shares of Community Common Stock; or (B) enters into an agreement or a publicly announced letter of intent or memorandum of understanding with CMTY pursuant to which such person or group or any affiliate of such person or group would: (1) merge or consolidate, or enter into any similar transaction, with CMTY or Community, in which CMTY or Community is not the surviving entity; (2) acquire all or substantially all of the assets or liabilities of CMTY or Community; or (3) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 24.9% or more, of the then outstanding shares of Community Common Stock.

         "CMTY Benefit Plans" has the meaning given to that term in Section 4.13(a) of this Agreement.

         "CMTY Certificate" has the meaning given to that term in Section 2.07(c) of this Agreement.

         "CMTY Common Stock" means the shares of common stock of CMTY, with such par value as is set forth in CMTY's Articles of Incorporation.

         "CMTY  Disclosure  Schedules"  means,   collectively,   the  disclosure
schedules delivered by CMTY to BFC at or prior to the execution and delivery of this Agreement.

         "CMTY ERISA Affiliate" has the meaning given to that term in Section 4.13(a) of this Agreement.

         "CMTY  Financials"  means  (a)  the  audited   consolidated   financial
statements of CMTY as of December 31, 2005 and 2004 and for each of the three years in the period ended

December 31, 2005, including the notes thereto and (b) the unaudited interim consolidated financial statements of CMTY for each calendar quarter after December 31, 2005.

         "CMTY Market Value" means, as of any date, the average of the closing sales price of a share of CMTY Common Stock, as reported on Nasdaq, for the ten
(10) consecutive trading days ending on the second trading day preceding the date as of which the CMTY Market Value is determined.

         "CMTY Subsidiary" means each direct and indirect Subsidiary of CMTY and Community.

         "Common  Stock  Consideration"  has the  meaning  given to that term in
Section 2.02(a)(i) of this Agreement.

         "Common  Stock  Election  Shares" has the meaning given to such term in
Section 2.02(b)(i).

         "Comparable Employment" has the meaning given to that term in Section 5.07(c)(i)(A) of this Agreement.

         "Confidentiality Agreement" means the confidentiality agreement, dated June 8, 2006, between CMTY and BFC.

         "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (a) the merger of BFC with and into CMTY, with CMTY surviving such merger; (b) the merger of BUCS with and into Community, with Community surviving such merger as a wholly-owned subsidiary of CMTY; (c) the performance by CMTY and BFC of their respective covenants and obligations under this Agreement; and (d) the performance by Community and BUCS of their respective covenants and obligations under the Bank Plan of Merger.

         "CRA" means the Community Reinvestment Act of 1977, as amended, and the rules and regulations promulgated from time to time thereunder.

         "Dissenting  BFC Shares" has the meaning  given to that term in Section
2.05 of this Agreement.

         "D&O Insurance" has the meaning given to that term in Section 5.07(c)(iv)(C)(1) of this Agreement.

         "Effective Date" means the date upon which the Articles of Merger shall be filed in the PDS and shall be the same as the Closing Date or as soon thereafter as is practicable.

         "Election" means either an election to receive Cash Consideration, an election to receive Common Stock Consideration, or a Mixed Election.

         "Election Deadline" means 5:00 p.m., prevailing Eastern Time, on the day that is two (2) Business Days prior to the Closing Date.

         "Election Form" means a form, in such form as CMTY and BFC shall mutually agree, on which holders of BFC Common Stock shall make an Election.

         "Eligible BFC Employee" has the meaning given to that term in Section 5.07(c)(i)(C) of this Agreement.

         "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment, including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource, and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated for the protection of human health, safety or the environment, whether by type or by quantity, including any material containing any such substance as a component.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

         "Exchange Agent" means the third-party agent designated by CMTY and acceptable to BFC (as soon as practicable following execution of this Agreement) to act as the exchange agent for purposes of conducting exchange procedure described in Section 2.07.

         "Exchange Fund" has the meaning given to that term in Section 2.07(a) of this Agreement.

         "Executives" means Matthew J. Ford, Debra J. Vinson, James E. Shinsky, and William H. Howard, Jr.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLB" means the Federal Home Loan Bank.

         "FinPro" means FinPro, Inc.

         "Fixed Exchange Ratio" means 1.1485.

         "Floating Exchange Ratio" means a quotient (a) whose numerator is $24.00 and (b) whose denominator is the CMTY Market Value on the Effective Date, provided however, that in no event shall the Floating Exchange Ratio be greater than 1.1485, subject to adjustment pursuant to Section 2.08 hereof.

         "FRB" means the Board of Governors of the Federal Reserve System.

         "GAAP" means accounting principles generally accepted in the United States.

         "Indemnified Party" has the meaning given to that term in Section 5.07(c)(iv)(A) of this Agreement.

         "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "IRS" means the Internal Revenue Service.

         "Knowledge of CMTY" means the actual knowledge of CMTY's executive officers and directors.

         "Knowledge of BFC" means the actual knowledge of BFC's executive officers and directors.

         "Letter Agreement" has the meaning given to that term in the Background Section of this Agreement.

         "Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of BFC on a consolidated basis or CMTY on a consolidated basis or the ability of a party to consummate the Contemplated Transactions, other than, in each case, any change, circumstance or effect relating to (i) any change in the value of the respective assets and liabilities of CMTY or BFC resulting from a change in interest rates generally, (ii) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking or thrift institutions generally, including any change affecting the Deposit Insurance Fund, (iii) changes in general economic (except in the context of determining a Material Adverse Effect for purposes of asset quality), legal, regulatory or political conditions affecting banking institutions generally, (iv) expenses (including legal fees, costs and expenses relating to any litigation arising as a result of the Contemplated Transactions) incurred in connection with this Agreement and the transactions contemplated hereby, (v) actions or omissions of a party (or any of its Subsidiaries) taken pursuant to the terms of this Agreement or with the prior written consent of the other party in contemplation of the transactions contemplated hereby (including without limitation any actions taken by BFC pursuant to Section 5.07 of this Agreement), (vi) any effect with respect to a party hereto caused, in whole or in substantial part, by the other party.

         "Material Contract" means a material contract as described in 17 C.F.R. ss.229.601(b)(10).

         "Maximum Amount" has the meaning given to that term in Section 5.07(c)(iv)(C) of this Agreement.

         "Merger" means the merger of BFC with and into CMTY, contemplated by this Agreement.

         "Merger Consideration" means Cash Consideration and Common Stock Consideration.

         "MDAT" means the Maryland Department of Assessments and Taxation.

         "MGCL" means the Maryland General Corporation Law.

         "Mixed Election" has the meaning given to that term in Section 2.02(c) of this Agreement.

         "MOFR" means the Maryland Office of Financial Regulation.

         "Moltzan" means Herbert J. Moltzan, President and CEO of BFC.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Nasdaq" means the Global Market tier of The Nasdaq Stock Market operated by the NASD.

         "OTS" means the Office of Thrift Supervision.

         "PDB"  means  the  Department  of  Banking  of  the   Commonwealth   of
Pennsylvania.

         "PDS"  means  the   Department   of  State  of  the   Commonwealth   of
Pennsylvania.

         "Prior   Acts"  has  the   meaning   given  to  that  term  in  Section
5.07(c)(iv)(A) of this Agreement.

         "Prospectus/Proxy Statement" means the prospectus/proxy statement, together with any supplements thereto, to be sent to holders of BFC Common Stock in connection with the Contemplated Transactions.

         "Reallocated  Common Stock Share" has the meaning given to that term in
Section 2.02(e)(ii)(B) of this Agreement.

         "Registration Statement" means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the CMTY Common Stock to be issued in connection with the Contemplated Transactions.

         "Regulatory Agreement" has the meaning given to that term in Sections 3.11(d)(iv) and 4.12(d)(iv) of this Agreement.

         "Regulatory Authority" means any agency or department of any federal, state or local government or of any self-regulatory organization, including without limitation the SEC, the MDAT, the MOFR, the PDB, the FRB, the OTS, the FDIC, the NASD, and the respective staffs thereof.

         "Rights" means warrants,  options,  rights,  convertible securities and
other  capital  stock   equivalents  which  obligate  an  entity  to  issue  its
securities.

         "Rights Agreement" means the rights agreement dated February 28, 2002, between CMTY and Community, as rights agent.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

         "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed with the SEC under the Securities Laws.

         "Securities Laws" means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

         "Subsidiary" means any corporation or limited liability company, 25% or more of the capital stock or membership interests of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

         "Termination Fee" means $900,000.

         "Well Capitalized" has the meaning given to that term in Sections 3.25 and 4.22 of this Agreement.

1.02     The Merger.

         (a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place on the Closing Date at a time and place to be agreed upon by the parties hereto; provided, in any case, that all conditions to closing set forth in Article VI of this Agreement (other than the delivery of certificates, opinions, and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date. On the Closing Date, CMTY and BFC shall cause the Articles of Merger to be duly executed and filed with the PDS and the MDAT.

         (b) The Merger. Subject to the terms and conditions of this Agreement and in accordance with the BCL and the MGCL, on the Effective Date:

                (i)   BFC shall merge with and into CMTY;

                (ii)  the separate existence of BFC shall cease;

                (iii) CMTY shall be the surviving corporation in the Merger; and

                (iv) all of the property (real, personal and mixed), rights, powers, duties, obligations and liabilities of BFC shall be taken and deemed to be transferred to and vested in CMTY, as the surviving corporation in the Merger, without further act or deed; all in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of Maryland.

         (c) Change to Structure of Merger. The parties may at any time change the method of effecting the combination (including by providing for the merger of BFC and a wholly owned subsidiary of CMTY) if and to the extent requested by either party and consented to by the other party (such consent not to be unreasonably withheld); provided, however, that no such change shall (i) alter or change the amount or kind of Merger Consideration, (ii) adversely affect the tax treatment of BFC's stockholders as a result of receiving the Merger Consideration or the tax treatment of either party pursuant to this Agreement or (iii) materially impede or delay completion of the transactions contemplated by this Agreement.

         (d) CMTY's Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation and bylaws of CMTY, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of CMTY, as the surviving corporation in the Merger, until thereafter altered, amended or repealed.

         (e) Board of Directors and Officers of CMTY and Community.

                 (i) On and after the Effective Date, the Board of Directors of CMTY, as the surviving corporation in the Merger, shall consist of those persons holding such office immediately prior to the Effective Date.

                 (ii) On and after the Effective Date, the (A) officers of CMTY duly appointed and holding office immediately prior to the Effective Date and (B) such officers of BFC as are offered and accept positions of employment with CMTY shall be the officers of CMTY, as the surviving corporation in the Merger, each to hold office until his or her successor is appointed and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of CMTY.

                 (iii) On the effective date of the Bank Merger, the Board of Directors of Community, as the surviving institution in the Bank Merger, shall consist of those persons holding such office immediately prior to such effective date.

                 (iv) Immediately upon completion of the Bank Merger, Community shall establish an advisory board for the Metropolitan Baltimore region of Maryland, whose members shall include such members of the BFC Board of Directors immediately before the Effective Date who are designated by Moltzan (the "BUCS Designees"). CMTY shall cause each of the BUCS Designees to be appointed as a member of the advisory board for the Metropolitan Baltimore region as of the effective date of the Bank Merger, to hold office for at least two years after the effective date of the Bank Merger. In exchange for their service as members of the advisory board, the BUCS Designees, other than Moltzan, shall receive annualized compensation equal to the aggregate annual fees they received as members of the Boards of Directors of BFC and BUCS during the twelve months immediately prior to the Effective Date.

                 (v) On the effective date of the Bank Merger, the officers of Community, as the surviving institution in the Bank Merger, shall consist of
(A) the officers of Community duly elected and holding office immediately prior to such effective date and (B) such officers of BUCS as are offered and accept positions of employment as officers of Community.

         1.03 Bank Merger. CMTY and BFC shall each use their best efforts to cause BUCS to merge with and into Community, with Community surviving such merger (the "Bank Merger") on, or as soon as practicable after, the Effective Date. Concurrently with the execution and delivery of this Agreement, CMTY shall cause Community to execute and deliver, and BFC shall cause BUCS to execute and deliver, the Bank Plan of Merger, a form of which is attached hereto as Exhibit
1.03 (the "Bank Plan of Merger"). The Bank Merger shall not be effected prior to the Effective Date.

                 ARTICLE II- CONSIDERATION; EXCHANGE PROCEDURES

         2.01 CMTY Common Stock.

         (a) Outstanding Shares. Each share of CMTY Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of CMTY Common Stock.

         (b) Treasury Stock. Each share of CMTY Common Stock issued and held in the treasury of CMTY immediately prior to the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of CMTY.

         2.02 BFC Common Stock.

         (a) Conversion Alternatives. Subject to Sections 2.03, 2.04 and 2.05 below with respect to treasury stock, fractional shares and Dissenting BFC Shares, each share of BFC Common Stock issued and outstanding immediately prior to the Effective Date, shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive, at the election of the holder thereof:

                 (i) a number of shares of CMTY Common Stock calculated on the basis of the Floating Exchange Ratio (unless prior to the Effective Date there has occurred a CMTY Acquisition Transaction, in which event the Fixed Exchange Ratio shall be used in lieu of the Floating Exchange Ratio), including the associated rights to purchase securities pursuant to the Rights Agreement, subject to adjustment as provided in Section 2.07 below (the "Common Stock Consideration"); or

                 (ii) $24.00 (the "Cash Consideration" and, collectively with the Common Stock Consideration, the "Merger Consideration").

Notwithstanding the foregoing, (A) the number of shares of BFC Common Stock to be converted into the right to receive the Common Stock Consideration on the Effective Date (the "Aggregate Common Stock Consideration") shall be equal, subject to the determination by CMTY in its sole discretion as of a date at least five (5) Business Days prior to the mailing of the Prospectus/Proxy Statement, to a minimum of fifty percent (50%) and a maximum of sixty-five percent (65%) of the total number of shares of BFC Common Stock issued and outstanding on the Effective Date and (B) the number of shares of BFC Common Stock to be converted into the right to receive the Cash Consideration on the Effective Date shall be equal, subject to the determination by CMTY in its sole discretion as of the mailing of the Prospectus/Proxy Statement, to a maximum of fifty percent (50%) and a minimum of thirty-five percent (35%) of the total number of shares of BFC Common Stock issued and outstanding on the Effective Date, minus (1) the aggregate number of shares with respect to which cash is paid in lieu of fractional shares pursuant to Section 2.04 and (2) the number of shares of Dissenting BFC Shares, if any, with respect to which dissenters' rights have been duly exercised (the "Aggregate Cash Consideration").

         (b) Election Procedures. An Election Form shall be included with each copy of the Prospectus/Proxy Statement/Prospectus mailed to holders of BFC Common Stock. Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation):

                 (i) to elect to receive the Common Stock Consideration with respect to all or a portion of his/her/its shares of BFC Common Stock (the "Common Stock Election Shares"); or

                 (ii) to elect to receive the Cash Consideration with respect to all or a portion of his/her/its shares of BFC Common Stock (the "Cash Election Shares").

The Exchange Agent shall use reasonable efforts to make the Election Form available to all persons who become holders of BFC Common Stock during the period between the record date for the mailing of the Election Form and the Election Deadline. Any holder's election shall have been properly made only if the Exchange Agent shall have received at its designated office, by the Election Deadline, a properly completed and signed Election Form accompanied by certificates that immediately prior to the Effective Date represented issued and outstanding shares of BFC Common Stock (the "BFC Certificates") to which such Election Form relates, in form acceptable for transfer (or by an appropriate guarantee of delivery of such BFC Certificates as set forth in such Election Form from a firm which is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Exchange Act) provided that such BFC Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery). If a holder of BFC Common Stock either: (i) does not submit a properly completed Election Form before the Election Deadline; (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline or (iii) fails to perfect his, her or its dissenters' rights pursuant to subsection 2.05 of this Agreement, the shares of BFC Common Stock held by such holder shall be designated "No-Election Shares." Nominee record holders who hold BFC Common Stock on behalf of multiple beneficial owners shall be required to indicate how many of the shares held by them are Common Stock Election Shares, Cash Election Shares and No-Election Shares. For purposes of this Section 2.02, any Dissenting BFC Shares shall be deemed to be Cash Election Shares and, with respect to such shares, the holders thereof shall in no event be classified as holders of Reallocated Common Stock Shares.

         (c) Mixed Election. Subject to the immediately following sentence, each record holder of shares of BFC Common Stock immediately prior to the Effective Date shall be entitled to elect to receive shares of CMTY Common Stock for a portion of such holder's shares of BFC Common Stock and cash for the remaining portion of such holder's shares of BFC Common Stock (the

"Mixed Election"). With respect to each holder of BFC Common Stock who makes a Mixed Election, the shares of BFC Common Stock that such holder elects to be converted into the right to receive the Common Stock Consideration shall be treated as Common Stock Election Shares and the shares such holder elects to be converted into the right to receive the Cash Consideration shall be treated as Cash Election Shares.

         (d) Effective Election. Any Election shall be properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to (i) determine whether any election, modification or revocation is received, (ii) determine whether any election, modification or revocation has been properly made, and (iii) disregard immaterial defects in any Election Form. Good faith determinations made by the Exchange Agent regarding such matters shall be binding and conclusive. Neither CMTY, BFC nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

         (e) Allocation. The Exchange Agent shall effect the allocation among the holders of BFC Common Stock of rights to receive CMTY Common Stock or cash in accordance with the Election Forms as follows:

                 (i) Aggregate Cash Consideration Undersubscribed. If the amount of cash represented by the aggregate Cash Election Shares is less than the Aggregate Cash Consideration, then:

                         (A) all Cash Election  Shares  (subject to Section 2.05
with respect to Dissenting BFC Shares) shall be converted into the right to receive cash;

                         (B)  No-Election  Shares   shall  be  deemed to be Cash
Election Shares to the extent necessary to have the amount of cash represented by the aggregate Cash Election Shares equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent, in its sole discretion, shall determine. All remaining No-Election Shares shall thereafter be treated as Common Stock Election Shares;

                         (C) If all of the  No-Election  Shares  are  treated as
Cash Election Shares under the preceding subsection and the amount of cash represented by the aggregate Cash Election Shares remains less than the Aggregate Cash Consideration, then the Exchange Agent shall convert, on a pro rata basis described in subsection 2.02(e)(iv) below, a sufficient number of Common Stock Election Shares into Cash Election Shares ("Reallocated Cash Shares") such that the amount of cash represented by the aggregate Cash Election Shares, including the Reallocated Cash Shares, equals the Aggregate Cash Consideration, and thereafter all Reallocated Cash Shares will be converted into the right to receive cash; and

                         (D) the  Common   Stock  Election  Shares which are not
Reallocated Cash Shares shall be converted into the right to receive CMTY Common Stock.

                 (ii) Aggregate Cash Consideration Oversubscribed. If the amount of cash represented by the aggregate Cash Election Shares is more than the Aggregate Cash Consideration, then:

                         (A) all  Common Stock Election  Shares and  No-Election
Shares shall be converted into the right to receive CMTY Common Stock;

                         (B) the  Exchange  Agent  shall convert,  on a pro rata
basis described in subsection 2.02(e)(iv) below, a sufficient number of Cash Election Shares into Common Stock Election Shares ("Reallocated Common Stock Shares") such that the amount of cash represented by the remaining aggregate Cash Election Shares equals the Aggregate Cash Consideration, and thereafter all Reallocated Common Stock Shares will be converted into the right to receive CMTY Common Stock; and

                         (C) the Cash Election Shares which are not  Reallocated
Common Stock Shares shall be converted into the right to receive cash.

                 (iii) Aggregate Cash Consideration and Aggregate Common Stock Consideration Satisfied. If the amount of cash represented by the aggregate Cash Election Shares is equal to the Aggregate Cash Consideration, then subsections (e)(i) and (ii) shall not apply, and all Cash Election shares shall be converted into the right to receive cash and all Common Stock Election Shares and all No-Election Shares shall be converted into the right to receive CMTY Common Stock.

                 (iv) Pro Rata Reallocations. If the Exchange Agent is required pursuant to subsection 2.02(e)(i)(C) to convert some Common Stock Election Shares into Reallocated Cash Shares, each holder of Common Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. If the Exchange Agent is required pursuant to subsection 2.02(e)(ii)(B) to convert some Cash Election Shares into Reallocated Common Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Common Stock Shares.

         2.03 Cancellation of Certain Common Stock. Each share of BFC Common Stock which is owned by CMTY, BFC or any of their Subsidiaries on the Effective Date (other than shares that are held in trust, managed, custodial or nominee accounts and the like and which are beneficially owned by third parties) shall be canceled and cease to be issued and outstanding, and no consideration shall be delivered therefor.

         2.04 Fractional Shares. No fractional shares of CMTY Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of BFC Common Stock who would otherwise be entitled to receive a fraction of a share of CMTY Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the closing price of CMTY Common Stock on the Effective Date.

         2.05 Dissenting BFC Shareholders.

         (a) The outstanding shares of BFC Common Stock, the holders of which have timely filed written notices of an intention to demand appraisal for their shares ("Dissenting BFC Shares") pursuant to the MGCL and have not effectively withdrawn or lost their dissenters' rights under the MGCL, shall not be converted into or represent a right to receive the Merger Consideration under this Agreement, and the holders thereof shall be entitled only to such rights as are granted by the MGCL.

         (b) If any such holder of Dissenting BFC Shares shall have failed to perfect or effectively shall have withdrawn or lost such right, and if such holder shall have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting BFC Shares held by such holder shall be converted into a right to receive the Common Stock Consideration or the Cash Consideration in accordance with the applicable provisions of this Agreement. If any such holder of BFC Common Stock shall have failed to perfect or effectively shall have withdrawn or lost such right, and if such holder shall not have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting BFC Shares held by such holder shall be designated No-Election Shares and shall be converted on a share by share basis into either the right to receive the Common Stock Consideration or the Cash Consideration in accordance with the applicable provisions of this Agreement.

         (c) All payments in respect of Dissenting BFC Shares, if any, will be made by CMTY.

         2.06 Stock Options. At the Effective Date, each option to purchase shares of BFC Common Stock (each, a "BFC Option") that is outstanding immediately prior to the Effective Date and has been granted pursuant to the BFC Option Plans, shall be converted automatically into the fully vested right to receive a cash payment equal to the product of (a) the number of shares subject to such BFC Option and (b) a dollar amount equal to (i) $24.00 less (ii) the exercise price for such BFC Option. Such cash payment shall be made by BFC immediately prior to the Effective Date but not until the option holder has submitted an Acknowledgement and Release Form substantially in the form attached as BFC Disclosure Schedule 2.06. Such cash payment shall not be considered compensation for purposes of any other payment obligation of CMTY under this Agreement.

         2.07 Surrender and Exchange of BFC Stock Certificates.

         (a) Exchange Fund. On or prior to the Effective Date, CMTY shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of BFC Common Stock, sufficient cash and certificates representing shares of CMTY Common Stock to make all payments and deliveries to stockholders of BFC pursuant to this Article II other than pursuant to Section
2.06. Any cash and certificates for CMTY Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Date (and in any case no later than ten (10) Business Days thereafter), CMTY shall cause the Exchange Agent to mail to each record holder of BFC Common Stock immediately prior to the Effective Date a letter of transmittal which shall specify that delivery of the certificates for shares of BFC Common Stock (each, a "BFC Certificate") shall be effected, and risk of loss and title to the BFC Certificates shall pass, only upon delivery of the BFC Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as CMTY may reasonably specify and instructions for effecting the surrender of such BFC Certificates in exchange for the Merger Consideration, as the case may be. Upon surrender of a BFC Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such BFC Certificate shall be entitled to receive within ten (10) Business Days thereafter and in exchange therefor (i) a direct registration statement evidencing, in the aggregate, the whole number of shares of CMTY Common Stock that such holder has the right to receive pursuant to this Article II and (ii) a check in the amount equal to any cash that such holder has the right to receive pursuant to this Article II. No interest will be paid or will accrue on any cash payment pursuant to this Section 2.07.

         (c) Each certificate for shares of CMTY Common Stock (each, a "CMTY Certificate") issued in exchange for BFC Certificates pursuant to this Section
2.07 shall be dated as of the date the certificate is issue and be entitled to dividends, distributions and all other rights and privileges pertaining to such shares of CMTY Common Stock from the Effective Date. Until surrendered, each BFC Certificate shall, from and after the Effective Date, evidence solely the right to receive the Merger Consideration.

         (d) If a BFC Certificate is exchanged on a date following one or more record dates after the Effective Date for the payment of dividends or any other distribution on shares of CMTY Common Stock, CMTY shall pay to the holder of such BFC Certificate cash in an amount equal to dividends payable on the shares of CMTY Common Stock issued in exchange therefor and pay or deliver any other distribution to which such shareholder is entitled. Upon surrender of certificates for shares of BFC Common Stock in exchange for certificates for CMTY Common Stock, CMTY also shall pay any dividends to which such holder of BFC Common Stock may be entitled as a result of the declaration of a dividend on the BFC Common Stock by BFC in accordance with the terms of this Agreement with a record date prior to the Effective Date and a payment date after the Effective Date. No interest shall accrue or be payable in respect of dividends or any other distribution otherwise payable under this Section 2.07(d) upon surrender of BFC Certificates. Notwithstanding the foregoing, no party hereto shall be liable to any holder of BFC Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as BFC Certificates are surrendered to CMTY for exchange, CMTY shall have the right to withhold dividends or any other distributions on the shares of CMTY Common Stock issuable to such shareholder.

         (e) Upon the Effective Date, the stock transfer books for BFC Common Stock will be closed and no further transfers of BFC Common Stock will thereafter be made or recognized. All BFC Certificates surrendered pursuant to this Section 2.07 will be cancelled.

         (f) If there is a transfer of ownership of BFC Common Stock which is not registered in the transfer records of BFC, one or more CMTY Certificates evidencing, in the aggregate, the proper number of shares of CMTY Common Stock, a check in the proper amount of cash in lieu of any fractional shares and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.07(d), as applicable and appropriate, may be issued with respect to such BFC Common Stock to such a transferee if the BFC Certificate representing such shares of BFC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         (g) If any BFC Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed BFC Certificate, upon the making of a sworn affidavit of that fact by the holder thereof in form satisfactory to the Exchange Agent, the Merger Consideration, and any dividends or other distributions to which such holder is entitled pursuant to this Section 2.07 as may be required pursuant to this Agreement; provided, however, that the Exchange Agent may, in its sole discretion and as a condition precedent to the delivery of the Merger Consideration to which the holder of such BFC Certificate is entitled as a result of the Merger, require the owner of such lost, stolen or destroyed BFC Certificate to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against BFC, CMTY or the Exchange Agent or any other party with respect to the BFC Certificate alleged to have been lost, stolen or destroyed.

         2.08 Anti-Dilution Provisions. If CMTY shall, at any time before the Effective Date:

         (a) declare a dividend in shares of CMTY Common Stock with a record date on or prior to the Closing Date;

         (b) combine the outstanding shares of CMTY Common Stock into a smaller number of shares;

         (c) resolve to effect a split or subdivide the outstanding shares of CMTY Common Stock with a record date on or prior to the Closing Date; or

         (d) reclassify the shares of CMTY Common Stock;

then, in any such event, the number of shares of CMTY Common Stock to be delivered to BFC stockholders who are entitled to receive shares of CMTY Common Stock in exchange for shares of BFC Common Stock shall be adjusted so that each BFC shareholder shall be entitled to receive such number of shares of CMTY Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. In addition, in the event that, prior to the Effective Date, CMTY enters into an agreement pursuant to which shares of CMTY Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each BFC shareholder entitled to receive shares of CMTY Common Stock in the Merger shall be entitled to receive such number of shares or other securities or amount or obligations of such other corporation as such shareholder would be entitled to receive if the Effective Date had occurred immediately prior to the happening of such event.

               ARTICLE III- REPRESENTATIONS AND WARRANTIES OF BFC

         BFC hereby represents and warrants, on the date hereof and on the Closing Date, to CMTY that:

         3.01 Organization.

         (a) BFC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. BFC is a savings and loan holding company, duly registered under Home Owners Loan Act. BFC has the corporate power and authority to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. BFC is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary and all such licenses, registrations and qualifications are in full force and effect in all material respects, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect.

         (b) BUCS is a savings association duly organized and validly existing under the laws of the United States of America. BUCS has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. BUCS is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary and all such licenses, registrations and qualifications are in full force and effect in all material respects, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect.

         (c) The deposits of BUCS are insured by the Deposit Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Reform Act of 2005.

         (d) BFC has no direct or indirect Subsidiaries other than BUCS and those identified in BFC Disclosure Schedule 3.01(d).

         (e)  The  respective  minute  books  of BFC  and  each  BFC  Subsidiary accurately reflect all material corporate actions of their respective stockholders and boards of directors, including committees, in each case in accordance with normal business practice of BFC and each BFC Subsidiary.

         (f) BFC has delivered or made available to CMTY true and correct copies of the articles of incorporation and bylaws of BFC and the federal stock charter and bylaws of BUCS, and the articles of incorporation and bylaws of each other BFC Subsidiary, each as in effect on the date hereof.

         (g) Each BFC Subsidiary is (i) duly organized, validly existing and in good standing under the laws of either the United States of America or of the Subsidiary's state of organization, (ii) has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it, (iii) is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary and all such licenses, registrations and qualifications are in full force and effect in all material respects, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect.

         3.02 Capitalization.

         (a) The authorized capital stock of BFC consists of 5,000,000 shares of common stock, par value $0.10 per share ("BFC Common Stock"), of which at the date hereof 882,108 shares are validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights, and zero are held as treasury shares; and 2,000,000 shares of preferred stock, par value $0.10 per share, of which at the date hereof none have been issued. BFC has not issued, nor is BFC bound by, any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of BFC Common Stock or any other security of BFC or any securities representing the right to vote, purchase or otherwise receive any shares of BFC Common Stock or any other security of BFC, except for BFC Options for 95,586 shares of BFC Common Stock issued and outstanding under the BFC Stock Option Plans and BFC Junior Subordinated Debentures due April 7, 2033 issued and outstanding under the Indenture dated as of March 27, 2003, between BFC and Wells Fargo Bank, National Association, as trustee.

         (b) Except as set forth in BFC Disclosure Schedule 3.02(b), BFC owns, directly or indirectly, all of the capital stock of BUCS and the other BFC Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for the Bank Plan of Merger, there are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of BUCS or any other BFC Subsidiary. Except for the BFC Subsidiaries, BFC does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in BFC's investment portfolio, equity interests held in connection with BUCS' commercial loan activities, and as set forth in BFC Disclosure Schedule 3.02(b).

         (c) To the Knowledge of BFC, except as may be disclosed in any subsequent Schedule 13D or 13G filed with the SEC and as set forth in BFC Disclosure Schedule 3.02(c), no person or group is the beneficial owner of 5% or more of the outstanding shares of BFC Common Stock (the terms "person," "group" and "beneficial owner" are as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder).

         3.03 Authority; No Violation.

         (a) BFC has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the approval of the BFC stockholders, the approvals of all Regulatory Authorities described in Section
4.04 hereof and the expiration of all waiting periods, to consummate the Contemplated Transactions. The execution and delivery of this Agreement by BFC and the consummation by BFC of the Contemplated Transactions have been duly and validly approved by the Board of Directors of BFC and, except for approval by the stockholders of BFC as required by the MGCL, no other corporate proceedings on the part of BFC are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by BFC and, subject to approval by the stockholders of BFC and subject to receipt of the required approvals of Regulatory Authorities described in Section 4.04 hereof and expiration of all waiting periods, constitutes the valid and binding obligation of BFC, enforceable against BFC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) Subject to (i) receipt of approval  from the  stockholders  of BFC,
(ii) receipt of approvals from the Regulatory Authorities referred to in Section
4.04 hereof and (iii) BFC's and CMTY's compliance with any conditions contained therein, the execution and delivery of this Agreement by BFC, the consummation of the Merger, and compliance by BFC or any BFC Subsidiary with any of the terms or provisions hereof, do not and will not:

                 (A) conflict with or result in a breach of any provision of the respective articles of incorporation, charter or bylaws of BFC or any BFC Subsidiary;

                 (B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to BFC or any BFC Subsidiary or any of their respective properties or assets; or

                 (C) except as set forth in BFC Disclosure Schedule 3.03(b)(C), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of BFC or any BFC Subsidiary under any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which BFC or any BFC Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (B) and (C) hereof, any items which, in the aggregate, would not have a Material Adverse Effect.

         3.04 Consents. Except as described in Section 4.04 of this Agreement, no consents or approvals of, or filings or registrations with, any public body or authority are necessary and, except as set forth in BFC Disclosure Schedule
3.04 or where the failure to obtain any consent or approval would constitute a Material Adverse Effect, no consents or approvals of any third party to a Material Contract are (or will be ) necessary in connection with the execution and delivery of this Agreement by BFC or the Bank Plan of Merger by BUCS or, subject to the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 4.04 hereof and compliance with any conditions contained therein and subject to the approval of this Agreement by the stockholders of BFC as required under the MGCL, the consummation by BFC or BUCS of the Contemplated Transactions.

         3.05 Financial Statements.

         (a) BFC has filed the BFC Financials with the SEC, except those pertaining to quarterly periods commencing after June 30, 2006, which it will file on or before the applicable deadline. The filed BFC Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of BFC as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, except in each case as may be noted therein, and subject to normal year-end adjustments and as permitted by Form 10-QSB in the case of unaudited statements.

         (b) To the  Knowledge of BFC and except as set forth in BFC  Disclosure
Schedule 3.05(b), BFC did not, as of June 30, 2006, have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the BFC Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

         3.06 No Material Adverse Change. Neither BFC nor any BFC Subsidiary has suffered any adverse change in their respective assets, business, financial condition or results of operations since June 30, 2006, which change has had a Material Adverse Effect.

         3.07 Taxes.

         (a) BFC and the BFC Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) of which BFC is a common parent. BFC has filed, and will file, all material federal, state and local tax returns required to be filed by, or with respect to, BFC and the

BFC Subsidiaries on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from BFC or any BFC Subsidiary to any applicable taxing authority, on or prior to the Closing Date, other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) No consent pursuant to IRC Section 341(f) has been filed, or will be filed prior to the Closing Date, by or with respect to BFC or any BFC Subsidiary.

         (c) To the Knowledge of BFC, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon BFC or any BFC Subsidiary, nor has BFC or any BFC Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

         (d) Proper and accurate amounts have been withheld by BFC and each BFC Subsidiary from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

         3.08 Contracts.

         (a) Except as set forth in BFC Disclosure Schedule 3.08(a) or BFC Disclosure Schedule 3.12(a) or in documents listed as exhibits to BFC's
Securities Documents, neither BFC nor any BFC Subsidiary is a party to or subject to:

                 (i) any employment, consulting, severance, "change-in-control" or termination contract or arrangement with any officer, director, employee, independent contractor, agent or other person, except for "at will" arrangements;

                 (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any officer, director, employee, independent contractor, agent or other person;

                 (iii) any collective bargaining agreement with any labor union relating to employees;

                 (iv) any agreement which by its terms limits the payment of dividends by BFC or any BFC Subsidiary other than generally applicable regulatory restrictions and this Agreement;

                 (v) except in the ordinary course of business, any material instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which BFC or any BFC
Subsidiary is an obligor to any person, other than deposits, repurchase agreements, bankers acceptances and treasury tax and loan accounts established in the ordinary course of business, instruments relating to transactions entered into in the customary course of the banking business of BUCS, including FHLB advances and transactions in "federal funds," or which contains financial covenants or other restrictions, other than those relating to the payment of principal and interest when due, which would be applicable on or after the Closing Date;

                 (vi) any contract, other than this Agreement, which restricts or prohibits it from engaging in any type of business permissible under applicable law;

                 (vii) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the IRC;

                 (viii) any lease for real property;

                 (ix) any contract or arrangement with any broker-dealer or investment adviser;

                 (x) any  investment  advisory  contract  with  any   investment
company registered under the Investment Company Act of 1940;

                 (xi) any contract or arrangement with, or membership in, any local clearing house or self-regulatory organization;

                 (xii) any contract or arrangement for the acquisition of, or any payment in connection with the acquisition of, any equity interest in, or substantially all the assets of, any business organization; or

                 (xiii) any Material Contract.

         (b) (i) All the contracts, plans, arrangements and instruments listed in BFC Disclosure Schedule 3.08(a) or BFC Disclosure Schedule 3.12(a) are in full force and effect on the date hereof, and neither BFC, any BFC Subsidiary, nor, to the Knowledge of BFC, any other party to any such contract, plan, arrangement or instrument, has breached any provision of, or is in default under any term of, any such contract, plan, arrangement or instrument the breach of which or default under which will have a Material Adverse Effect, and no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions thereof as a result of the Contemplated Transactions, the termination of which will have a Material Adverse Effect.

                 (ii) Except as otherwise set forth in BFC Disclosure Schedule 3.08(a) or BFC Disclosure Schedule 3.12(a), no plan, employment agreement, termination agreement or similar agreement or arrangement to which BFC or any BFC Subsidiary is a party or by which BFC or any BFC Subsidiary may be bound:

                         (A)  contains  provisions  which  permit an employee or
an independent contractor to terminate it without cause and continue to accrue future benefits thereunder;

                         (B)  provides  for  acceleration  in  the  vesting   of
benefits thereunder upon the occurrence of a change in ownership or control or merger or other acquisition of BFC or any BFC Subsidiary; or

                         (C) requires  BFC  or  any  BFC Subsidiary to provide a
benefit in the form of BFC Common Stock or determined by reference to the value of BFC Common Stock.

         3.09 Ownership of Property; Insurance Coverage.

         (a) BFC Disclosure Schedule 3.09(a) contains a list of all real property in which BFC or any BFC Subsidiary has legal or equitable title or a leasehold interest. BFC and each BFC Subsidiary has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by BFC or such BFC Subsidiary, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the BFC Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

                 (i) those items that secure liabilities for borrowed money and that are set forth in BFC Disclosure Schedule 3.09(a)(i) or permitted under
Article V hereof;

                 (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

                 (iii) liens for current taxes not yet due and payable;

                 (iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

                 (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

                 (vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

BFC and each BFC Subsidiary have the right under leases of material properties used by them in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them.

         (b) With respect to all agreements pursuant to which BFC or any BFC Subsidiary has purchased securities subject to an agreement to resell, if any, BFC or such BFC Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) BFC and each BFC Subsidiary maintain insurance in amounts considered by BFC to be reasonable for their respective operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Neither BFC nor any BFC Subsidiary has received notice from any insurance carrier that:

                (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated; or

                (ii) premium costs with respect to such insurance will be substantially increased; except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

         (d)  BFC  and  each  BFC  Subsidiary   maintain  such  fidelity  bonds,
directors' and officers' liability insurance and errors and omissions insurance as may be customary or required under applicable laws or regulations.

         3.10 Legal Proceedings. Except as set forth in BFC Disclosure Schedule 3.10, neither BFC nor any BFC Subsidiary is a party to any, and there are no pending or, to the Knowledge of BFC, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature:

         (a) against BFC or any BFC Subsidiary;

         (b) to which the assets of BFC or any BFC Subsidiary are subject;

         (c) challenging the validity or propriety of any of the Contemplated Transactions; or

         (d) which could materially adversely affect the ability of BFC, BUCS or any other BFC Subsidiary to perform their respective obligations under this Agreement and the Bank Plan of Merger; except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (a) or (b) of this
Section 3.10 which, individually or in the aggregate, would not have a Material Adverse Effect.

         3.11 Compliance with Applicable Law and Agreements.

         (a) BFC and each BFC Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses or otherwise have a Material Adverse Effect.

         (b) BFC and each BFC Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

         (c) Except as set forth on BFC Disclosure Schedule 3.11(c), no Regulatory Authority has initiated any proceeding or, to the Knowledge of BFC, investigation into the business or operations of BFC or any BFC Subsidiary (other than routine banking regulatory examinations), except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

         (d) Except as set forth on BFC Disclosure Schedule 3.11(d), neither BFC nor any BFC Subsidiary has received any notification or communication from any Regulatory Authority:

                 (i) asserting that BFC or any BFC Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

                 (ii) threatening to revoke any license, franchise,   permit  or
governmental authorization which is material to BFC or any BFC Subsidiary;

                 (iii) requiring or threatening to require BFC or any BFC Subsidiary, or indicating that BFC or any BFC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of BFC or any BFC Subsidiary, including without limitation any restriction on the payment of dividends other than generally applicable regulatory restrictions; or

                 (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of BFC or any BFC Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement").

         (e) Neither BFC nor any BFC Subsidiary has consented to or entered into any pending Regulatory Agreement.

         (f) To the  Knowledge  of BFC,  except as set  forth in BFC  Disclosure
Schedule 3.11(f), there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to BFC or any BFC Subsidiary would have a Material Adverse Effect.

         (g) There is no injunction, order, judgment or decree imposed upon BFC or any BFC Subsidiary or the assets of BFC or any BFC Subsidiary which has had, or, to the Knowledge of BFC, would have, a Material Adverse Effect.

         (h) Neither BFC nor any BFC Subsidiary has breached or defaulted on any agreement, contract, commitment, arrangement or other instrument to which any of them is a party or by which any of them may be bound, other than any breach or default that would not have a Material Adverse Effect.

         3.12 ERISA.

         (a) BFC has made available or delivered to CMTY true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, employee stock ownership plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are listed in BFC Disclosure Schedule 3.12(a), currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of BFC or any other entity (a "BFC ERISA Affiliate") that, together with BFC, is treated as a single employer under IRC Sections 414(b), (c), (m) or (o) (collectively, the "BFC Benefit Plans"), together with:

                 (i) the most recent actuarial reports (if any) and financial reports relating to those BFC Benefit Plans which constitute "qualified plans" under IRC Section 401(a);

                 (ii) the most recent Form 5500 (if any) relating to such BFC Benefit Plans filed by them, respectively, with the IRS; and

                 (iii) the most recent IRS determination letters which pertain to any such BFC Benefit Plans.

         (b) Neither BFC nor any BFC ERISA Affiliate, and no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by BFC or any BFC ERISA Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

         (c) Neither BFC nor any BFC ERISA Affiliate has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

         (d) To the Knowledge of BFC, each BFC Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

         (e) There is no existing, or, to the Knowledge of BFC, contemplated, audit of any BFC Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, there are no pending or threatened claims by, on behalf of or with respect to any BFC Benefit Plan, or by or on behalf of any individual participant or beneficiary of any BFC Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the ordinary course of business), nor to the Knowledge of BFC, is there any basis for such claim.

         (f) Except as set forth in BFC Disclosure Schedule 3.12(f), with respect to any services which BFC or any BFC Subsidiary may provide as a record-keeper, consultant, administrator, custodian, fiduciary, trustee or otherwise for any plan, program, or arrangement subject to ERISA (other than any BFC Benefit Plan), to the Knowledge of BFC, BFC or the relevant BFC Subsidiary:

                 (i) has correctly computed all contributions, payments or other amounts in accordance with the applicable documents of any such plan, program or arrangement;

                 (ii) has not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist);

                 (iii) has not breached any duty imposed on BFC or the relevant BFC Subsidiary acting as a record-keeper, consultant, administrator, custodian, fiduciary or trustee by ERISA: and

                 (iv) has not otherwise incurred any liability to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or to any beneficiary, fiduciary or sponsor of any ERISA plan in the performance (or non-performance) of services; except as previously disclosed to CMTY and except where any such action or inaction would not have a Material Adverse Effect.

         3.13 Brokers and Finders. Neither BFC, any BFC Subsidiary, nor any of their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the Contemplated Transactions, except for Fin Pro.

         3.14 Environmental Matters.

         (a) Except as set forth in BFC Disclosure Schedule 3.14(a), to the Knowledge of BFC, neither BFC nor any BFC Subsidiary, nor any property owned or operated by BFC or any BFC Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of BFC, threatened, or any investigation pending, relating to the liability of BFC or any BFC Subsidiary with respect to any property owned or operated by BFC or any BFC Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

         (b) To the Knowledge of BFC, no property, now or formerly owned or operated by BFC or any BFC Subsidiary or on which BFC or any BFC Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu of foreclosure, has been listed or proposed for listing on the National Priority List under the Comprehensive Environmental Response

Compensation and Liability Act of 1980, as amended ("CERCLA"), on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against BFC or any BFC Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

         3.15 Business of BFC. Since June 30, 2006, neither BFC nor any BFC Subsidiary has, in any material respect:

         (a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director, except as is permitted in Section 5.01(d);

         (b) terminated any material employee benefit plans;

         (c) deferred routine maintenance of real property or leased premises;

         (d) eliminated a reserve where the liability related to such reserve has remained;

         (e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

         (f) had extraordinary reduction or deferral of ordinary or necessary expenses.

         3.16 CRA Compliance. BFC and BUCS are in material compliance with the applicable provisions of the CRA, and, as of the date hereof, BUCS has received a CRA rating of "satisfactory" or better from the OTS. To the Knowledge of BFC, there is no fact or circumstance or set of facts or circumstances which would cause BFC or BUCS to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

         3.17 Bank Merger.

         (a) BUCS has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of the Bank Plan of Merger by BUCS and the consummation by BUCS of the Bank Merger have been (or will be) duly and validly approved by the Board of Directors of BUCS and by BFC as sole shareholder of BUCS, and no other corporate proceedings on the part of BUCS are necessary to consummate the Bank Merger. Subject to receipt of required approvals of Regulatory Authorities and the expiration of all required waiting periods, the Bank Plan of Merger, upon its execution and delivery by BUCS concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of BUCS, enforceable against BUCS in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) The execution and delivery of the Bank Plan of Merger and the consummation of the Bank Merger will not:

                 (i) conflict with or result in a breach of any provision of the respective articles of incorporation or bylaws of BFC, BUCS or any Subsidiary of BUCS;

                 (ii) subject to receipt of required Regulatory Approvals and the expiration of all required waiting periods, violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to BFC, BUCS, any Subsidiary of BUCS or any of their respective properties or assets; or

                 (iii) except as disclosed in BFC  Disclosure  Schedule  3.17(b)
(iii), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of BFC or BUCS under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which BFC or BUCS is a party, or by which they or any of their respective properties or assets may be bound or affected; excluding from clauses (ii) and (iii) any such items which, in the aggregate, would not have a Material Adverse Effect.

         3.18 Information to be Supplied.

         (a) The information supplied by BFC for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to stockholders of BFC, and up to and including the date of the BFC Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

         (b) The information supplied by BFC for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

         3.19 Related Party Transactions.

         (a) Except as set forth on BFC Disclosure Schedule 3.19, or as is disclosed in the footnotes to the BFC Financials, as of the date hereof, neither BFC nor any BFC Subsidiary is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of BFC or any BFC Subsidiary, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other "persons" (as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Except as set forth in BFC Disclosure Schedule 3.19, as of the date hereof, no loan or credit accommodation to any BFC Affiliate is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To the Knowledge of BFC, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

         3.20 Loans. To the Knowledge of BFC, all loans reflected as assets in the BFC Financials are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

         3.21 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the BFC Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

         3.22 Reorganization. As of the date hereof, BFC does not have any reason to believe that the Merger will fail to qualify as a reorganization under
Section 368(a) of the IRC.

         3.23 Fairness Opinion. BFC has received a written opinion from FinPro to the effect that, as of the date hereof, the transaction is fair to the stockholders of BFC from a financial point of view.

         3.24 Securities Documents.

         (a) BFC has delivered or made available to CMTY copies of the annual reports to stockholders for the years 2003, 2004 and 2005 that were delivered with its proxy statements for such years.

         (b) BFC's annual reports on SEC Form 10-KSB for the years ended December 31, 2004 and 2005, quarterly report on SEC Form 10-QSB for the quarters ended March 31, 2006 and June 30, 2006, all other reports, registration statements and filings of BFC filed with the SEC since January 1, 2006 and proxy materials used in connection with its meetings of stockholders held in 2005 and 2006 complied, in all material respects, and all future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto, and all such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         3.25 "Well Capitalized". BUCS is "well capitalized" within the meaning of applicable banking regulations.

         3.26 Quality of Representations. To the Knowledge of BFC, no representation made by BFC in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               ARTICLE IV- REPRESENTATIONS AND WARRANTIES OF CMTY

         CMTY hereby represents and warrants, on the date hereof and on the Closing Date, to BFC that:

         4.01 Organization.

         (a) CMTY is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. CMTY is a bank holding company duly registered under the BHC Act and has made a valid financial holding company election. CMTY has the corporate power and authority to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. CMTY is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (b) Community is a bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Community has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Community is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (c) The deposits of Community are insured by the Deposit Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Reform Act of 2005.

         (d) CMTY has no direct or indirect Subsidiaries other than those identified in CMTY Disclosure Schedule 4.01(d).

         (e) The  respective  minute  books  of CMTY and  each  CMTY  Subsidiary accurately reflect all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with the normal business practice of CMTY and each CMTY Subsidiary.

         (f) CMTY has delivered or made available to BFC true and correct copies of the respective articles of incorporation, articles of association and bylaws of CMTY and each CMTY Subsidiary, as in effect on the date hereof.

         (g) Each CMTY Subsidiary is (i) duly organized, validly existing and in good standing under the laws of either the United States of America or of the Subsidiary's state of organization, (ii) has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it, (iii) is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         4.02 Capitalization.

         (a) The authorized capital stock of CMTY consists of (a) 50,000,000 shares of common stock, par value of $5.00 ("CMTY Common Stock"), of which 1,019,202 shares are validly issued and held by CMTY as treasury stock and
24,478,472   shares  are  validly  issued  and
outstanding, fully paid and nonassessable and free of preemptive rights, and (b) 500,000 shares of preferred stock, without par value, of which none are issued. CMTY has not issued nor is CMTY bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of CMTY Common Stock or any other security of CMTY or any securities representing the right to vote, purchase or otherwise receive any shares of CMTY Common Stock or any other security of CMTY, except (i) for options to acquire shares of CMTY Common Stock issued under CMTY's various stock option plans, (ii) pursuant to CMTY's employee stock purchase plan and dividend reinvestment plan, (iii) pursuant to the Rights Agreement and (iv) this Agreement.

         (b) CMTY owns, directly or indirectly, all of the capital stock of Community and the capital stock and membership interests of the other CMTY Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of Community or any other CMTY Subsidiary. Except for the CMTY Subsidiaries, CMTY does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in the investment portfolios of CMTY's Subsidiaries, equity interests held by CMTY or CMTY's Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of Community.

         (c) To the Knowledge of CMTY, except as may be disclosed in any subsequent Schedule 13D or 13G filed with the SEC and as set forth in CMTY Disclosure Schedule 4.02(c), no person or group is the beneficial owner of 5% or more of the outstanding shares of CMTY Common Stock (the terms "person," "group" and "beneficial owner" are as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder).

         4.03 Authority; No Violation.

         (a) CMTY has full corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by CMTY and the consummation by CMTY of the Contemplated Transactions have been duly and validly approved by the Board of Directors of CMTY by unanimous vote, and no other corporate proceedings on the part of CMTY are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by CMTY and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.04 hereof, constitutes the valid and binding obligation of CMTY, enforceable against CMTY in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) Subject to (i) receipt of approvals from the Regulatory Authorities referred to in Section 4.04 hereof and (ii) CMTY's and BFC's compliance with any conditions contained therein, the execution and delivery of this Agreement by CMTY, the consummation of the Contemplated Transactions, and compliance by CMTY or any CMTY Subsidiary with any of the terms or provisions hereof, do not and will not:

                 (A) conflict with or result in a breach of any provision of the respective articles of incorporation, articles of association or bylaws of CMTY or any CMTY Subsidiary;

                 (B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to CMTY or any CMTY Subsidiary or any of their respective properties or assets; or

                 (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of CMTY or any CMTY Subsidiary under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which CMTY or any CMTY Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (B) and (C) any such items which, in the aggregate, would not have a Material Adverse Effect.

         4.04 Consents.

         Except for consents and approvals of, or filings with, the SEC, the FRB, the FDIC, the OTS, the PDB, the PDS, the NASD and state securities authorities, no consents or approvals of, or filings or registrations with, any public body or authority are necessary and, except where the failure to obtain any consent or approval would constitute a Material Adverse Effect, no consents or approvals of any third party to a Material Contract are (or will be) necessary in connection with the execution and delivery of this Agreement by CMTY or the consummation of the Contemplated Transactions.

         4.05 Financial Statements.

         (a) CMTY has filed the CMTY Financials with the SEC, except those pertaining to quarterly periods commencing after June 30, 2006, which it will file on or before the applicable deadline. The filed CMTY Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of CMTY as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, except in each case as may be noted therein, and subject to normal year-end adjustments and as permitted by Form 10-Q in the case of unaudited statements.

         (b) To the Knowledge of CMTY, CMTY did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the CMTY Financials as of June 30, 2006, which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

         4.06 No Material Adverse Change. Neither CMTY nor any CMTY Subsidiary has suffered any adverse change in their respective assets, financial condition or results of operations since June 30, 2006 which change has had a Material Adverse Effect.

         4.07 Taxes.

         (a) CMTY and the CMTY Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) of which CMTY is the common parent. CMTY has filed, and will file, all material federal, state and local tax returns required to be filed by, or with respect to, CMTY and the CMTY Subsidiaries on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from CMTY or any CMTY Subsidiary to any applicable taxing authority, on or prior to the Closing Date, other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) No consent pursuant to IRC Section 341(f) has been filed, or will be filed prior to the Closing Date, by or with respect to CMTY or any CMTY Subsidiary.

         (c) To the Knowledge of CMTY, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon CMTY or any CMTY Subsidiary, nor has CMTY nor any CMTY Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

         (d) Proper and accurate amounts have been withheld by CMTY and each CMTY Subsidiary from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

         4.08 Contracts. Except as described on CMTY Disclosure Schedule 4.08 or in documents listed as exhibits to CMTY's Securities Documents, neither CMTY nor any CMTY Subsidiary is a party to or subject to: (i) any agreement which by its terms limits the payment of dividends by CMTY or any CMTY Subsidiary, (ii) any contract, other than this Agreement, which restricts or prohibits it from engaging in any type of business permissible under applicable

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

law or (iii) any agreement which may adversely affect the ability of CMTY or any CMTY Subsidiary to consummate the Contemplated Transactions.

         4.09 Ownership of Property; Insurance Coverage.

         (a) CMTY and each CMTY Subsidiary has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by CMTY or such CMTY Subsidiary, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the CMTY Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

                 (i) those items that secure liabilities for borrowed money and that are set forth in CMTY Disclosure Schedule 4.09 or permitted under Article V hereof;

                 (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

                 (iii) liens for current taxes not yet due and payable;

                 (iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

                 (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

                 (vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

CMTY and each CMTY Subsidiary have the right under leases of material properties used by CMTY or such CMTY Subsidiary in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them.

         (b) With respect to all agreements pursuant to which CMTY or any CMTY Subsidiary has purchased securities subject to an agreement to resell, if any, CMTY or such CMTY Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) CMTY and each CMTY Subsidiary maintain insurance in amounts considered by CMTY to be reasonable for their respective operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Neither CMTY nor any CMTY Subsidiary has received notice from any insurance carrier that:

                (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated; or

                (ii) premium costs with respect to such insurance will be substantially increased; except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

         (d) CMTY and each CMTY Subsidiary maintain such fidelity bonds, directors' and officers' liability insurance and errors and omissions insurance as may be customary or required under applicable laws or regulations.

         4.10 Financing. At the Effective Date, CMTY will have available cash sufficient to pay the amounts required to be paid to BFC stockholders pursuant to this Agreement and shares available and reserved to pay the Common Stock Consideration, upon consummation of the Merger.

         4.11 Legal Proceedings. Except as set forth in CMTY Disclosure Schedule 4.11, neither CMTY nor any CMTY Subsidiary is a party to any, and there are no pending or, to the Knowledge of CMTY, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature:

         (a) against CMTY or any CMTY Subsidiary;

         (b) to which the assets of CMTY or any CMTY Subsidiary are subject;

         (c) challenging the validity or propriety of any of the Contemplated Transactions; or

         (d) which could materially adversely affect the ability of CMTY or any other CMTY Subsidiary to perform their respective obligations under this Agreement and the Bank Plan of Merger; except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, would not have a Material Adverse Effect.

         4.12 Compliance with Applicable Law and Agreements.

         (a) CMTY and each CMTY Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect.

         (b) CMTY and each CMTY Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

         (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of CMTY, investigation into the businesses or operations of CMTY or any of its Subsidiaries, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

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

         (d) Neither CMTY nor any CMTY Subsidiary has received any notification or communication from any Regulatory Authority:

                 (i) asserting that CMTY or any CMTY Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

                 (ii) threatening to revoke  any  license,   franchise,   permit
or governmental authorization which is material to CMTY or any CMTY Subsidiary;

                 (iii) requiring or threatening to require CMTY or any CMTY Subsidiary, or indicating that CMTY or any CMTY Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of CMTY or any CMTY Subsidiary, including without limitation any restriction on the payment of dividends; or

                 (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of CMTY or any CMTY Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a Regulatory Agreement"); in each case except as heretofore disclosed to BFC.

         (e) Neither CMTY nor any CMTY Subsidiary has received, consented to, or entered into any pending Regulatory Agreement.

         (f) To the Knowledge of CMTY, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to CMTY or any CMTY Subsidiary would have a Material Adverse Effect.

         (g) There is no injunction, order, judgment or decree imposed upon CMTY or any CMTY Subsidiary or the assets of CMTY or any CMTY Subsidiary which has had, or, to the Knowledge of CMTY, would have, a Material Adverse Effect.

         (h) Neither CMTY nor any CMTY Subsidiary has breached or defaulted on any agreement, contract, commitment, arrangement or other instrument to which any of them is a party or by which any of them may be bound, other than any breach or default that would not have a Material Adverse Effect.

         4.13 ERISA.

         (a) CMTY has delivered or made available to BFC true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are listed in CMTY Disclosure Schedule 4.13, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of CMTY or any other entity (a "CMTY ERISA Affiliate") that, together with CMTY, is treated as a single employer under IRC Sections 414(b), (c), (m) or (o) (collectively, the "CMTY Benefit Plans"), together with:

                 (i) the most recent actuarial reports (if any) and financial reports relating to those CMTY Benefit Plans which constitute "qualified plans" under IRC Section 401(a);

                 (ii) the most recent Form 5500 (if any) relating to such CMTY Benefit Plans filed by them, respectively, with the IRS; and

                 (iii) the most recent IRS determination letters which pertain to any such CMTY Benefit Plans.

         (b) Neither CMTY nor any CMTY ERISA Affiliate, and no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by CMTY or any CMTY ERISA Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

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

         (c) Neither CMTY nor any CMTY ERISA Affiliate has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

         (d) Each CMTY Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

         (e) There is no existing, or, to the Knowledge of CMTY, contemplated, audit of any CMTY Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, there are no pending or threatened claims by, on behalf of or with respect to any CMTY Benefit Plan, or by or on behalf of any individual participant or beneficiary of any CMTY Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the ordinary course of business), nor to the Knowledge of CMTY, is there any basis for such claim.

         4.14 Brokers and Finders. Neither CMTY, any CMTY Subsidiary, nor any of their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the Contemplated Transactions, except for Boenning & Scattergood, Inc.

         4.15 CRA Compliance. CMTY and Community are in material compliance with the applicable provisions of the CRA, and, as of the date hereof, Community has received a CRA rating of "satisfactory" or better from the FDIC. To the Knowledge of CMTY, there is no fact or circumstance or set of facts or circumstances which would cause Community to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

         4.16 Bank Merger.

         (a) Community has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of the Bank Plan

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

of Merger by Community and the consummation by Community of the Bank Merger have been (or will be) duly and validly approved by the Board of Directors of Community and by CMTY as sole shareholder of Community, and no other corporate proceedings on the part of Community are necessary to consummate the Bank Merger. Subject to receipt of required approvals of Regulatory Authorities, the Bank Plan of Merger, upon its execution and delivery by Community concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Community, enforceable against Community in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) The execution and delivery of the Bank Plan of Merger and the consummation of the Bank Merger will not:

                 (i) conflict with or result in a breach of any provision of the respective articles of incorporation or association or bylaws of CMTY or Community;

                 (ii) subject to receipt of required approvals of Regulatory Authorities, violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to CMTY or Community or any of their respective properties or assets; or

                 (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of CMTY or Community under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which CMTY or Community is a party, or by which they or any of their respective properties or assets may be bound or affected; excluding from clauses (ii) and (iii) any such items which, in the aggregate, would not have a Material Adverse Effect.

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

         4.17 Information to be Supplied.

         (a) The information supplied by CMTY for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to stockholders of BFC, and up to and including the date of the BFC Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

         (b) The information supplied by CMTY for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

         4.18 Reorganization. As of the date hereof, CMTY does not have any reason to believe that the Merger will fail to qualify as a reorganization under
Section 368(a) of the IRC. CMTY shall not take any action which would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC.

         4.19 CMTY Common Stock. The shares of CMTY Common Stock to be issued and delivered to BFC stockholders in accordance with this Agreement, when so issued and delivered, will be validly authorized and issued and fully paid and non-assessable, and no shareholder of CMTY shall have any pre-emptive right with respect thereto.

         4.20 Securities Documents. CMTY has delivered to or made available to BFC copies of:

         (a) the annual reports to shareholders for the years 2003, 2004 and 2005 that were delivered with its proxy statements for such years;

         (b) all other reports, registration statements and filings of CMTY filed with the SEC since January 1, 2006; and

         (c) CMTY's proxy materials used in connection with its meetings of shareholders held in 2005 and 2006.

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

         Such reports and proxy materials complied, in all material respects, and any future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto. All such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         4.21 Rights Agreement. No event or circumstance has occurred resulting in, and neither the execution nor consummation of this Agreement by CMTY will result in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in CMTY Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered.

         4.22 "Well Capitalized". CMTY and Community are "well capitalized" within the meaning of the FRB's and FDIC's regulations, respectively. CMTY and Community will be "well capitalized" on the Closing Date.

         4.23 Quality of Representations. To the Knowledge of CMTY, no representation made by CMTY in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         4.24 Environmental.

         (a) Except as set forth in CMTY Disclosure Schedule 4.24(a), to the Knowledge of CMTY, neither CMTY nor any CMTY Subsidiary, nor any property owned or operated by CMTY or any CMTY Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or, to the Knowledge of CMTY, threatened, or any investigation pending, relating to the liability of CMTY or any CMTY Subsidiary with respect to any property owned or operated by CMTY or any CMTY Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

         (b) To the Knowledge of CMTY, no property, now or formerly owned or operated by CMTY or any CMTY Subsidiary or on which CMTY or any CMTY Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu of foreclosure, has been listed or proposed for listing on the National Priority List under the CERCLA, on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against CMTY or any CMTY Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

         4.25 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the CMTY Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

                       ARTICLE V- COVENANTS OF THE PARTIES

         5.01 Conduct of BFC's Business. From the date hereof through the Closing Date, except as otherwise set forth herein, BFC shall, and shall cause each BFC Subsidiary to, in all material respects, conduct its businesses and engage in transactions only in the ordinary course and consistent with past practice, except as otherwise required or contemplated by this Agreement or with the written consent of CMTY. BFC shall, and shall cause each BFC Subsidiary to, use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of BFC or the BFC Subsidiaries and others with whom business relationships exist. From the date hereof through the Closing Date, except as otherwise consented to in writing by CMTY (such consent shall not be unreasonably withheld) or as permitted by this Agreement, BFC shall not, and shall not permit any BFC Subsidiary to:

         (a) change any provision of its articles of incorporation or of its bylaws;

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

         (b) change the number of authorized or issued shares of its capital stock; repurchase any shares of capital stock; or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of capital stock; declare, set aside or pay any dividend or other distribution in respect of capital stock; initiate a dividend reinvestment plan; or redeem or otherwise acquire any shares of BFC capital stock; except that:

                (i) subject to applicable regulatory restrictions, if any, BUCS may pay cash dividends to BFC sufficient for BFC to fund any dividend by BFC permitted hereunder;

                (ii) any BFC Subsidiary may pay dividends to BFC in the ordinary course of business consistent with past practice;

         (c) grant any severance or termination pay to (other than pursuant to policies or agreements of BFC or any BFC Subsidiary in effect on the date hereof) or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement with any officer, director, employee, independent contractor, agent or other person associated with BFC or any BFC Subsidiary;

         (d) grant job promotions or increase the rate of compensation of, or pay any bonus to, any director, officer, employee, independent contractor, agent or other person associated with BFC or any BFC Subsidiary, except for:

                 (i) routine  periodic  pay  increases,   selective  merit   pay
increases and pay-raises in connection with promotions, all in accordance with past practice; provided, however, that such pay increases and raises shall not exceed five percent (5%) in the aggregate;

                 (ii) subject to the approval of CMTY, which shall not be unreasonably withheld, annual bonuses in the ordinary course (other than timing of payment) for 2006 as scheduled at BFC Disclosure Schedule 5.01(d)(ii), determined consistently with past practice and in accordance with policies or agreements of BFC or any BFC Subsidiary in effect on the date hereof, to be payable on or before December 31, 2006, to persons designated by BFC; and

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         (e) merge or consolidate with any other corporation;  sell or lease all or any substantial portion of its assets or businesses; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization; enter into a purchase and assumption transaction with respect to deposits, loans or liabilities; relocate or surrender its certificate of authority to maintain, or file an application for the relocation of, any existing office; file an application for a certificate of authority to establish a new office; change the status of any office as to its supervisory jurisdiction; or fail to maintain and enforce in any material respect its code of ethics and applicable compliance procedures;

         (f) sell or otherwise dispose of any material asset, other than in the ordinary course of business, consistent with past practice; subject any asset to a lien, pledge, security interest or other encumbrance, other than in the ordinary course of business consistent with past practice; modify in any material manner the manner in which it has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money, except in the ordinary course of business, consistent with past practice;

         (g) take any action which would result in any of the conditions set forth in Article VI hereof not being satisfied;

         (h) change any method, practice or principle of accounting, except as required by changes in GAAP concurred in by its independent certified public accountants; or change any assumption underlying, or any method of calculation of, depreciation of any type of asset or establishment of any reserve;

         (i) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material agreement to which it is a party, other than in the ordinary course of business, consistent with past practice;

         (j) implement any pension, retirement, profit-sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or except as may otherwise be provided for herein, amend any existing plan or arrangement except as required by law;

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         (k) materially  amend or otherwise  modify its  underwriting  and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

         (l) enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

         (m) enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement; (n) take any action that would accelerate any right of payment to any individual under any employment agreement, except
(i) in the ordinary course of business consistent with past practice, (ii) for the execution of this Agreement or (iii) pursuant to Sections 5.01(c) and 5.01(d)(i) of this Agreement;

         (o) purchase any security for its investment portfolio rated less than "AAA" or higher by either Standard & Poor's Corporation or higher by Moody's Investor Services, Inc., except as approved by CMTY (which approval shall not be unreasonably withheld);

         (p) except as set forth in BFC Disclosure Schedule 5.01(p), make any capital expenditure of $25,000 or more; or undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of business, involving an unbudgeted expenditure by BFC of more than $25,000, or extending beyond twelve (12) months from the date hereof;

         (q) take any action that would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

         (r) agree to do any of the foregoing.

         5.02 Access; Confidentiality.  From the date hereof through the Closing
Date:

         (a) Each party hereto shall afford to the other, including its authorized agents and representatives, reasonable access to its and its Subsidiaries' businesses, properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of each

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party shall  furnish the other party making such  investigation,  including  its authorized agents and representatives, with such financial and operating data and other information with respect to such businesses, properties, assets, books and records and personnel as the party making such investigation, or its authorized agents and representatives, shall from time to time reasonably request.

         (b) Each party hereto agrees that it, and its authorized agents and representatives, will conduct such investigation and discussions hereunder in a confidential manner and otherwise in a manner so as not to interfere unreasonably with the other party's normal operations and customer and employee relationships. Neither BFC, CMTY, nor any of their respective Subsidiaries, shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize attorney-client privilege or similar privilege with respect to such information or contravene any law, rule, regulation, decree, order, fiduciary duty or agreement entered into prior to the date hereof.

         (c) All information furnished to CMTY or BFC by the other in connection with the Contemplated Transactions, whether prior to the date of this Agreement or subsequent hereto, shall be held in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

         5.03 Regulatory Matters. From the date hereof through the Closing Date:

         (a) CMTY and BFC shall cooperate with one another in the preparation and filing of the Registration Statement (including the Prospectus/Proxy Statement) and all Applications and the making of all filings for, and shall use their reasonable best efforts to obtain, as promptly as practicable, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions. CMTY and BFC shall each give the other reasonable time to review and comment on any Application to be filed by it prior to the filing of such Application with the relevant Regulatory Authority, and each shall consult the other with respect to the substance and status of such filings. The Registration Statement and the Applications shall be filed within 90 days of the date hereof.

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         (b) BFC and CMTY shall each  promptly  furnish the other with copies of written communications to, or received by them from, any Regulatory Authority in respect of the Contemplated Transactions.

         (c) BFC and CMTY shall cooperate with each other in the foregoing matters and shall furnish the other with all information concerning itself as may be necessary or advisable in connection with any Application or filing, including any report filed with the SEC, made by or on behalf of such party to or with any Regulatory Authority in connection with the Contemplated
Transactions, and in each such case, such information shall be accurate and complete in all material respects. In connection therewith, BFC and CMTY shall use their reasonable good faith efforts to provide each other certificates and other documents reasonably requested by the other.

         5.04 Taking of Necessary Actions. From the date hereof through the Closing Date, in addition to the specific agreements contained herein, each party hereto shall use reasonable best efforts to take, or cause to be taken by each of its Subsidiaries, all actions, and to do, or cause to be done by each of its Subsidiaries, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions including, if necessary, appealing any adverse ruling in respect of any Application.

         5.05 No Solicitation. BFC shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to:

         (a) initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes an Acquisition Proposal (as defined herein);

         (b) enter into or maintain or continue discussions or negotiate with any person in furtherance of an Acquisition Proposal, unless the failure to do so, in the good faith judgment of the BFC board of directors, after consultation with its legal counsel, could reasonably constitute a breach of fiduciary duty by the directors of BFC under the laws of the State of Maryland; or

         (c) agree to or endorse any Acquisition Proposal, unless the failure to do so, in the good faith judgment of the BFC board of directors, after consultation with its legal counsel, could

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reasonably  constitute a breach of fiduciary  duty by the directors of BFC under the laws of the State of Maryland.

BFC shall notify CMTY as promptly as practicable, in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive.

         As used herein, the term "Acquisition Proposal" means a bona fide proposal (including a written communication) from a party other than CMTY or an Affiliate of CMTY for: (A) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of BFC or BUCS, or any other business combination involving BFC or BUCS; or (B) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 24.9% or more of the then outstanding shares of BFC Common Stock or the then outstanding shares of common stock of BUCS.

         5.06 Update of Disclosure Schedules. Through the Closing Date, BFC shall update the BFC Disclosure Schedules, and CMTY shall update the CMTY Disclosure Schedules, as promptly as practicable after the occurrence of any event which, if such event had occurred prior to the date hereof, would have been disclosed on such schedule.

         5.07 Other Undertakings by CMTY and BFC.

         (a) Undertakings of BFC.

                 (i) Stockholder Approval. BFC shall submit this Agreement to its stockholders for approval at a meeting (the "BFC Stockholders Meeting") with the recommendation (unless it believes, after consultation with its legal counsel, that such recommendation could reasonably violate the BFC Board of Directors' fiduciary duties) of its Board of Directors to such stockholders to approve this Agreement. The BFC Stockholders Meeting shall be held not later than 45 days (subject to the effectiveness of the Registration Statement) after all consents of Regulatory Authorities have been received and all other conditions have been satisfied or waived (other than those conditions which are to be fulfilled at the Closing). In the event BFC receives an Acquisition Proposal and it has not violated Section 5.05 of this Agreement, nothing set forth in this Agreement shall prohibit BFC from submitting an Acquisition Proposal to its stockholders for consideration.

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                 (ii) Environmental Audit. BFC shall permit CMTY, if CMTY elects to do so, at CMTY's own cost and expense, to cause a "Phase I environmental audit" to be performed at any physical location owned by BFC or any BFC Subsidiary. In the event any such Phase I audit indicates that further study is necessary, BFC shall permit CMTY to cause a Phase II audit to be performed at CMTY's expense as well

         (b) Undertakings of CMTY and BFC.

                 (i) Filings and Approvals. CMTY and BFC shall cooperate with each other in the preparation and filing, as soon as practicable, of:

                         (A) the Applications;

                         (B) the   Registration    Statement    (including   the
Prospectus/Proxy Statement) and related filings, if any, under state securities laws relating to the Merger; and

                         (C) all other  documents  necessary to obtain any other
approvals and consents required to effect consummation of the Contemplated Transactions.

                 (ii) Public Announcements. CMTY and BFC shall agree upon the form and substance of any press release related to this Agreement and the Contemplated Transactions, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

                 (iii) Maintenance of Insurance. CMTY and each CMTY Subsidiary, and BFC and each BFC Subsidiary, shall maintain insurance in such amounts as CMTY and BFC, respectively, believe are reasonable to cover such risks as are customary in relation to the character and location of its and their respective Subsidiaries' properties and the nature of its and their respective Subsidiaries' businesses.

                 (iv) Maintenance of Books and Records. CMTY and each CMTY Subsidiary, and BFC and each BFC Subsidiary, shall maintain books of account and records on a basis consistent with past practice.

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                 (v)  Taxes.  CMTY and each CMTY  Subsidiary,  and BFC and  each
BFC Subsidiary, shall file all federal, state, and local tax returns required to be filed by it on or before the date such returns are due, including any extensions, and pay all taxes shown to be due on such returns on or before the dates such payments are due, except those being contested in good faith.

                 (vi) Integration Team. CMTY and BFC shall cooperate with each other in the selection of an integration team, which team shall plan and implement an orderly, cost-effective consolidation of the deposit and information technology operations of Community and BUCS.

                 (vii) In-House Operations. CMTY and BFC shall, subject to applicable legal requirements, cooperate with each other in an orderly, cost-effective consolidation of operations.

                 (viii) Delivery of Financial Statements. CMTY and BFC shall each deliver to the other, as soon as practicable after the end of each month and after the end of each calendar quarter prior to the Effective Date, commencing with the month ended September 30, 2006, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income for the periods then ended, which financial statements shall fairly present, in all material respects, its consolidated financial condition, results of operations for the periods then ended in accordance with GAAP, subject to year-end audit adjustments and footnotes.

         (c) Undertakings of CMTY.

                 (i) Employee Severance Policy.

                         (A) After  consultation  with  BFC,   prior  to or soon
after the Closing Date, inform each BFC employee of the likelihood of such employee having continued employment with CMTY, Community or any other CMTY Subsidiary following the Closing, and will permit any BFC employee to apply for any employment position posted as available with CMTY, Community or any other CMTY Subsidiary. If CMTY elects to eliminate a position or does not offer the employee a position of substantially similar job descriptions or responsibilities at substantially the same salary level in a work location within twenty-five (25) miles of the employee's then current work location with BFC (referred to herein as "Comparable

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Employment"), CMTY will make severance payments to the displaced employee as set forth in this Section 5.07(c)(i).

                         (B)  Subject to the following  minimum  benefits,  CMTY
will grant an Eligible BFC Employee two (2) weeks of severance pay (at his then current pay rate) for each year of service with BFC or any BFC Subsidiary prior to the employment termination date, provided however, that the minimum benefit for employees shall be four (4) weeks' salary, and the maximum severance benefit will be twenty-six (26) weeks' salary for BFC employees.

                         (C) All employees of BFC or of any BFC  Subsidiary  who
are employed by BFC or any BFC Subsidiary as of the date of this Agreement and who continued to be employed as of the Closing Date, and to whom CMTY does not offer Comparable Employment (as defined in Section 5.07(c)(i)(A)) with CMTY or a CMTY Subsidiary (each, an "Eligible BFC Employee") will be eligible for severance benefits set forth in this Section 5.07(c)(i), except that no employee of BFC or of any BFC Subsidiary who shall receive any payment or benefit pursuant to any "change in control" agreement or similar plan or right shall be an Eligible BFC Employee.

                         (D) Each Eligible BFC Employee will remain eligible for
such benefits if his or her employment is terminated, other than for "cause," within nine (9) months after the Effective Date.

                         (E) CMTY shall make general  outplacement  services and
job counseling services available to each Eligible BFC Employee who was a management employee of BFC as of the date of this Agreement and to any individual who was employed by BFC as of the date of this Agreement and who receives any payment or benefit pursuant to any "change in control" agreement or similar plan or right in connection with the Merger, on a basis to be mutually agreed upon by BFC and CMTY prior to the Effective Date.

                         (F) For purposes of  this Section  5.07(c)(i),  "cause"
means  the  employer's  good  faith  reasonable  belief  that the  employee  (1)
committed fraud, theft or embezzlement; (2) falsified corporate records; (3) disseminated confidential information concerning customers, CMTY, any CMTY Subsidiary or any of its or their employees in violation of any applicable

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confidentiality   agreement   or   policy;   (4)   had   documented   continuing
unsatisfactory job performance; or (5) violated CMTY's Code of Conduct.

                 (ii) Employee Benefits

                         (A)  As of the Effective  Date,  each  employee  of BFC
or of any BFC Subsidiary who becomes an employee of CMTY or of any CMTY Subsidiary shall be entitled to full credit for each year of service with BFC or the BFC Subsidiary for purposes of determining eligibility for participation and vesting and other appropriate benefits, but not benefit accrual, in CMTY's, or as appropriate, in the CMTY Subsidiary's, employee benefit plans, programs and policies. CMTY shall use the original date of hire by BFC or a BFC Subsidiary in making these determinations.

                         (B) The employee  benefits provided to former employees
of BFC or a BFC Subsidiary after the Effective Date shall be equivalent in the aggregate to the employee benefits provided by CMTY or its Subsidiaries to their similarly situated employees. The medical, dental and life insurance plans, programs or policies, if any, that become applicable to former employees of BFC or any BFC Subsidiary shall not contain any waiting period for coverage or exclusion or limitation with respect to any pre-existing condition of any such employees or their dependents. In the event that the parties' medical or dental welfare benefit plans are merged prior to December 31, 2006, any deductibles, co-payments or other out-of-pocket expenses paid by a participant under any BFC or BFC Subsidiary medical or dental welfare benefit plan with respect to the period from January 1, 2006 through the Effective Date shall be credited towards the satisfaction of any like deductible, co-payment or other out-of-pocket expenses under the applicable CMTY or CMTY Subsidiary medical or dental welfare benefit plan.

                         (C) Prior to the Effective  Date,  BFC shall amend  the
BUCS 401(k) Plan to freeze participation and contributions under the plan. As of the Effective Date, or as soon as practicable thereafter, the BUCS 401(k) Plan shall be merged into CMTY's 401(k) plan. Prior to the Effective Date, contributions to the BUCS 401(k) Plan shall be made consistent with past practices on the regularly scheduled payment dates.

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                         (D) With respect to the BUCS ESOP, the BUCS ESOP  shall
terminate as of the Effective Date in accordance with the terms of such plan in effect as of the date of this Agreement. Prior to the Effective Date, contributions and accruals of such contributions to the BUCS ESOP by BUCS shall continue in the ordinary course of business and consistent with past practice. As of and immediately prior to the Effective Date, BUCS shall make a pro rata contribution for the period from the beginning of such most recent ESOP Plan Year beginning prior to the Effective Date and ending with the Effective Date and pro rata payment on the BUCS ESOP loan shall be made for such final Plan Year or short plan year. The aggregate Merger Consideration received by the BUCS ESOP trust in connection with the Merger with respect to the unallocated shares of BFC Common Stock existing after the Effective Date shall be first applied by the ESOP trustee for the full repayment of the ESOP loan. The balance of the Merger Consideration (if any) received by the ESOP trust with respect to such unallocated shares of BFC Common Stock shall be allocated as earnings to the accounts of all participants in the BUCS ESOP who have account assets held by such ESOP trust (whether or not such participants are then actively employed
BUCS)  and   beneficiaries  in  proportion  to  the  account  balances  of  such participants and beneficiaries, in accordance with the BUCS ESOP's terms and conditions in effect as of the date of the Agreement, to the maximum extent permitted under the Code and applicable law. The accounts of all participants and beneficiaries in the BUCS ESOP immediately prior to the Effective Date shall become 100% vested as of the Effective Date. As soon as practicable after the date hereof, but in no event later than 60 days after the date of this Agreement, BFC, BUCS and its counsel shall file or cause to be filed all necessary documents with the IRS for a determination letter for termination of the BUCS ESOP as of the Effective Date, with a copy to be provided to CMTY. As soon as practicable after the later of the Effective Date or the receipt of a favorable determination letter for termination from the IRS, the account balances in the BUCS ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as a participant or beneficiary may direct. In no event shall any assets f the BUCS ESOP trust be utilized in a manner other than for the benefit of BUCS ESOP participants and beneficiaries existing as of the Effective Date.

                         (E) Subject  to  the  other  provisions of this Section
5.07(c)(ii), after the Effective Date, CMTY may discontinue, amend, convert to, or merge with, an CMTY or CMTY

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Subsidiary  plan any BFC Benefit Plan other than the BUCS ESOP,  subject to such plan's provisions and applicable law.

                        (F) Each employee of BFC or a BFC Subsidiary who remains an employee of BFC or a BFC Subsidiary, or CMTY or a CMTY Subsidiary, as applicable, until or after the Effective Date, shall be entitled to carry over any accrued but unused vacation time up to a maximum of 80 hours in accordance with BFC's policies as a continuing employee of CMTY and receive a cash payment at the Effective Date calculated at such employee's rate of pay as of the Effective Date equal to such employee's accrued but unused BFC vacation time (determined as of the Effective Date) in excess of any accrued vacation time carried over. Further, any accrued but unused CMTY vacation time including any vacation carryover up to a maximum of 80 hours (from the Effective Date through the date of termination of employment) shall be paid out upon termination of employment with BFC or a BFC Subsidiary, or CMTY or a CMTY Subsidiary, as applicable. Each employee of BFC or a BFC Subsidiary who becomes an employee of CMTY or a CMTY Subsidiary shall receive, for purposes of CMTY vacation policy, credit for all service with BFC or a BFC Subsidiary credited to each such employee under BFC's vacation policy. The cash payment to be made following termination of employment will be made on CMTY's next available payroll date following termination of employment.

                        (G) CMTY shall honor the existing employment and change in control agreements in effect as of the date of this Agreement as set forth in BFC Disclosure Schedule 3.08(a). As of the Effective Time BUCS shall make a payment to each individual who is a party to an employment agreement or change in control severance agreement as set forth at Disclosure Schedule 3.08(a) as payment for termination of such written agreement.

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                 (iii) Use of the "BUCS" name.  Following consummation   of  the
Contemplated Transactions, and for a period of one year, CMTY shall cause Community, in accordance with applicable banking regulations, to use the "BUCS" name in the operation of the BUCS' branch offices which are in operation in Owings Mills, Maryland on the Effective Date, subject to Community's discretion to use the "BUCS" name in conjunction with Community's name and brand.

                 (iv) Indemnification, Insurance.

                         (A) CMTY shall  indemnify,  defend,  and hold  harmless
the present and former directors, officers, employees and agents of BFC and the BFC Subsidiaries (each, an "Indemnified Party") against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and amounts paid in settlement arising out of actions or omissions or alleged acts or omissions (collectively, "Prior Acts") occurring at or prior to the Effective Date (including the Contemplated Transactions) to the fullest extent permitted by Pennsylvania law, including provisions relating to advances of expenses incurred in the defense of any proceeding to the fullest extent permitted by Pennsylvania law upon receipt of any undertaking required by Pennsylvania law. Without limiting the foregoing, in a case (if any) in which a determination by CMTY is required to effectuate any indemnification, CMTY shall direct, at the election of the Indemnified Party, that the determination shall be made by independent counsel mutually agreed upon between CMTY and the Indemnified Party.

                         (B) CMTY  shall,  and  it  shall  cause  Community  to,
keep in effect provisions in its articles of incorporation or association and bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted by applicable law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification.

                         (C) CMTY shall use its reasonable best efforts (and BFC
shall cooperate and assist prior to the Effective Date in these efforts), at no expense to the beneficiaries, to:

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     (1)  maintain   directors'   and  officers'   liability   insurance   ("D&O
          Insurance") with respect to matters occurring at or prior to the Effective Date, issued by a carrier assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher; or

     (2) obtain coverage for Prior Acts of the Indemnified Parties under the D&O Insurance policies currently maintained by CMTY;

in either case, providing at least the same coverage as the D&O Insurance currently maintained by BFC, for a period of at least six (6) years from the Effective Date; provided, that CMTY shall not be obligated to make annual premium payments for such six-year period in respect of the D&O Insurance which exceed, for the portion related to BFC's directors and officers, 200% of the annual premium payment, as of the date hereof, under BFC's current policy in effect on the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, CMTY shall use its reasonable best efforts to maintain the most advantageous policies of D&O Insurance obtainable for a premium equal to the Maximum Amount.

                         (D) If  any claim  is made against an Indemnified Party
who is covered or potentially covered by insurance, neither Community nor CMTY shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

                         (E) If CMTY  or  any of its successors or assigns shall
consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of CMTY shall assume the obligations set forth in this Section 5.07(c)(iv).

                         (F) The  provisions  of  this  Section  5.07(c)(iv) are
intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

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

                         (G) CMTY  shall pay all expenses,  including reasonable
attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.07(c)(iv).

                 (v) Reorganization. From the date hereof through the Closing Date, CMTY shall not take any action that would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC.

                 (vi) Conduct of CMTY's Business. From the date hereof through the Closing Date, CMTY shall (A) use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of CMTY and others with whom business relationships exist, (B) not take any action that, individually or in the aggregate, could result in the Merger not being consummated or materially delay or otherwise materially adversely affect the ability of CMTY to consummate the Contemplated Transactions by this Agreement in a timely manner, or (C) not enter into any contract with respect to, or otherwise agree to commit to do, any of foregoing contained in clause (B) of this Section 5.07(c)(vi).

                 (vii) Employment Agreement. CMTY shall offer an employment agreement to Moltzan, effective as of the Effective Date, that provides for (A) employment for a term of three (3) years following the Effective Date, with rolling two-year renewal terms after the first year of the term, (B) an annual salary of at least $150,000, (C) participation by Moltzan in CMTY's management incentive and stock option plans, (D) appointment of Moltzan as regional president of the Metropolitan Baltimore region of Community, (E) payment on the Effective Date in the amount set forth in BFC Disclosure Schedule 3.08(a) for cancellation of his existing employment agreement including a change-of-control provision, (F) continued accrual and maintenance of BUCS supplemental retirement plan and existing life insurance benefits consistent with agreements between BFC and Moltzan as of the date of this Agreement and (G) such other terms and conditions as are generally contained in CMTY's employment agreements with its other regional presidents. Such employment agreement with Mr. Moltzan will be in form and substance consistent with such agreement set forth at Exhibit 5.07(c)(vii).

                 (viii) CMTY shall pay retention bonuses on account of the Contemplated Transactions in amounts to be reasonably agreed upon prior to the Effective Date to persons designated by BFC and approved by CMTY (which approval shall not be unreasonably withheld.

                             ARTICLE VI- CONDITIONS

         6.01 Conditions to the Obligations of BFC under this Agreement. The obligations of BFC hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by BFC pursuant to Section 8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, CMTY and Community to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the Contemplated Transactions, shall have been duly and validly taken by CMTY and Community, respectively, and BFC shall have received certified copies of the resolutions evidencing such authorizations.

         (b) Covenants; Representations. The obligations of CMTY and Community required by this Agreement to be performed by CMTY or Community at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of CMTY set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

         (c) Approvals of Regulatory Authorities. Procurement by BFC and CMTY of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Contemplated Transactions; and no such approval or consent shall have imposed any condition or requirement which would so materially and adversely impact the economic or business benefits to BFC or CMTY of the Contemplated Transactions that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

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

         (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Contemplated Transactions.

         (e) Officer's Certificate. CMTY shall have delivered to BFC a certificate, dated the Closing Date and signed, without personal liability, by its Chairman or President or Chief Executive Officer, to the effect that the conditions set forth in subsections (a) through (d) of this Section 6.01 have been satisfied.

         (f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration
Statement; and all approvals deemed necessary by CMTY's counsel from state securities or authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

         (g) Tax Opinion. BFC shall have received an opinion of Malizia Spidi & Fisch, PC, legal counsel to BFC, in form and substance reasonably satisfactory to BFC, dated the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will constitute a reorganization described in Section 368(a) of the IRC; in rendering its opinion, such counsel may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of BFC, CMTY and others.

         (h) Approval by BFC's Stockholders. This Agreement shall have been approved by the stockholders of BFC at the BFC Stockholders Meeting by such vote as is required by the MGCL and the articles of incorporation and bylaws of BFC.

         (i) Other Documents. BFC shall have received such other certificates, documents or instruments from CMTY or its officers or others as BFC shall have reasonably requested in connection with accounting or income tax treatment of the Contemplated Transactions, or related securities law compliance.

         (j) Nasdaq Listing. The CMTY Common Stock, including the CMTY Common Stock to be issued in the Merger, shall have been authorized for quotation on Nasdaq.

         (k) Exchange Agent Certificate. BFC shall have received a certificate from the Exchange Agent certifying that it has received adequate cash to pay the Aggregate Cash Consideration and sufficient cash for the payment of fractional shares and irrevocable authorization to issue sufficient shares for the Aggregate Stock Consideration.

         (l) Updated Fairness Opinion. BFC shall have received an updated fairness opinion dated as of the date that the Prospectus/Proxy Statement is mailed to BFC stockholders stating that the Merger Consideration is fair to BFC stockholders from a financial point of view.

         6.02 Conditions to CMTY's Obligations under this Agreement. The obligations of CMTY hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by CMTY pursuant to Section 8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, BFC and BUCS, including the approval of the stockholders of BFC, to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the Contemplated
Transactions, shall have been duly and validly taken by BFC and BUCS, respectively, and CMTY shall have received certified copies of the resolutions evidencing such authorizations.

         (b) Covenants; Representations. The obligations of BFC and BUCS required by this Agreement to be performed by BFC and BUCS at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of BFC set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

         (c) Approvals of Regulatory Authorities. Procurement by CMTY and BFC of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Contemplated Transactions; and no such approval or consent shall have imposed any condition or requirement which would so materially and adversely impact the economic or business benefits to CMTY or BFC of the Contemplated Transactions that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

         (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Contemplated Transactions.

         (e) Continuation of Current Leases and Related Agreements. The CareFirst Agreement and the real property leases to which BFC, BUCS or any BFC Subsidiary is a party as of the date of this Agreement shall not have expired or been terminated, and BFC shall have obtained all necessary consents to Community succeeding to the rights and responsibilities of BUCS under such leases and the CareFirst Agreement.

         (f) Officer's Certificate. BFC shall have delivered to CMTY a certificate, dated the Closing Date and signed, without personal liability, by its Chairman or President or Chief Executive Officer, to the effect that the conditions set forth in subsections (a) through (e) of this Section 6.02 have been satisfied.

         (g) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration
Statement; and all approvals deemed necessary by CMTY's counsel from state securities authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

         (h) Tax Opinion. CMTY shall have received an opinion of Mette, Evans & Woodside, legal counsel to CMTY, in form and substance reasonably satisfactory to CMTY, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will constitute a reorganization described in Section 368(a) of the IRC; in rendering its opinion, such counsel may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of BFC, CMTY and others.

         (i) Approval by BFC's Stockholders. This Agreement shall have been approved by the stockholders of BFC at the BFC Stockholders Meeting by such vote as is required by the MGCL and the articles of incorporation and bylaws of BFC.

         (j) Other Documents. CMTY shall have received such other certificates documents or instruments from BFC or its officers or others as CMTY shall have reasonably requested in connection with accounting or income tax treatment of the Contemplated Transactions or related securities law compliance

         (k) Environmental Audit Results. The results of any Phase II environmental audit conducted pursuant to Section 5.07(a)(ii) hereof shall not result in a Material Adverse Effect on BFC; provided, however that (i) any such Phase II environmental audit must be completed within forty-five (45) days of the date of this Agreement, (ii) a copy of any such environmental audit must be delivered to BFC within five (5) days after the completion of such environmental audit and (iii) CMTY must terminate or irrevocably waive its right to terminate the Agreement for failure of the condition set forth in this Section 6.02(k) within ten (10) days of receiving the results of such environmental audit.

                            ARTICLE VII- TERMINATION

         7.01 Termination prior to the Closing Date. This Agreement may be terminated on or at any time

         (a) By the mutual written consent of the parties hereto

         (b) By CMTY or BFC:

                 (i) If there shall have been any breach of any representation, warranty or obligation of the other party hereto (subject to the same standards as set forth in Sections 6.01(b) or 6.02(b), as the case may be) and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such party of written notice specifying the nature of such breach and requesting that it be remedied; provided, that, if such breach cannot reasonably be cured within such 30-day period but may reasonably be cured within 60 days, and such cure is being diligently pursued, no such termination shall occur prior to the expiration of such 60-day period;

                 (ii) If the Closing Date shall not have occurred prior to on or before April 1, 2007, provided that, if the Closing Date shall not have occurred by such date because of a breach of this Agreement by a party hereto, such breaching party shall not be entitled to terminate this Agreement in accordance with this provision; and provided further that such date shall be extended to July 1, 2007 if the conditions set forth in Article VI have not been completely satisfied and the failure of such conditions to be satisfied has not been caused by CMTY's breach of its obligations hereunder;

                 (iii) If any Regulatory Authority whose approval or consent is required for consummation of the Contemplated Transactions shall issue a definitive written denial of such approval or consent and the time period for appeals and requests for reconsideration has run.

         (c) By CMTY, (i) if BFC shall have breached, in any material respect, the provisions of Section 5.05 of this Agreement, (ii) if the BFC stockholders vote but fail to approve the Merger at the BFC Stockholders Meeting or (iii) if the BFC stockholders approve an Acquisition Transaction.

         (d) By BFC, in order to concurrently enter into an agreement for an Acquisition Transaction in accordance with and following compliance with Section
5.05 of this Agreement.

         7.02 Effect of Termination. If this Agreement is terminated pursuant to
Section 7.01 hereof or otherwise, this Agreement shall forthwith become void, other than Section 5.02(b), this Section 7.02 and Section 8.01 hereof which shall remain in full force and effect, and there shall be no further liability on the part of CMTY or BFC to the other, except for any liability of CMTY or BFC under such sections of this Agreement and except for any liability arising out of a willful breach of this Agreement giving rise to such termination.

                          ARTICLE VIII- MISCELLANEOUS

         8.01 Expenses and Other Fees.

         (a) Except as set forth in Sections 8.01(b) and 8.01(c), each party hereto shall bear and pay all costs and expenses incurred by it in connection with the Contemplated Transactions, including fees and expenses of its own financial consultants, accountants and counsel.

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

         (b) In the event this  Agreement is terminated  by: (i) BFC pursuant to
Section 7.01(d) or (ii) CMTY pursuant to 7.01(c) (with the further conditions that, (A) in the case of a termination pursuant to Section 7.01(c)(ii), BFC received notice of an Acquisition Proposal prior to such vote of BFC stockholders and (B) in the case of a termination by CMTY pursuant to Section 7.01(c)(i) or 7.01(c)(ii) BFC enters into an agreement for an Acquisition Transaction within 18 months of the date hereof), then BFC shall make a single cash payment, as liquidated damages, to CMTY in the amount of the Termination Fee. Any payment required under this Section 8.01(b) shall be payable by BFC to CMTY (by wire transfer of immediately available funds to an account designated by CMTY) within two (2) Business Days after CMTY shall have become entitled thereto and shall have made demand therefor.

         (c) Notwithstanding anything set forth in this Agreement to the contrary, if BFC pays or causes to be paid to CMTY the Termination Fee, payment of the Termination Fee shall be the sole and exclusive remedy of the CMTY hereunder and BFC will not have any further obligations or liabilities to CMTY with respect to this Agreement or the Contemplated Transactions, except that CMTY shall have the right to enforce the provisions of Section 5.02(c) and the Confidentiality Agreement. CMTY and BFC agree that the Termination Fee is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable judgment, determine that the amount of any such Termination Fee exceeds the maximum amount permitted by law, then the amount of such Termination Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

         8.02 Non-Survival of Representations and Warranties; Disclosure Schedules. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date. Without limiting the foregoing, Sections 1.02(e), 2.06, and 5.07(c) (i), (ii), (iii), (iv), (vii) and (viii) shall survive the Closing.

         8.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Closing Date, the parties may:

         (a) amend this Agreement;

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

         (b) extend the time for the performance of any of the obligations or other acts of either party hereto;

         (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or

         (d) to the extent permitted by law, waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise.

This Agreement may not be amended except by an instrument in writing signed, by authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         8.04 Entire Agreement.

         (a) This Agreement, including the documents referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter other than the Confidentiality Agreement.

         (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and its successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities, except that: any BUCS Designee may enforce Section 1.02(e)(iv) and any Indemnified Party may enforce Section 5.07(c)(iv).

         8.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         8.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if

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

mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

        (a) If to CMTY or Community, to:

                  Community Banks, Inc.
                  777 East Park Drive
                  Harrisburg, Pennsylvania  17111
                  Attention: Eddie L. Dunklebarger, Chairman, President and CEO Telecopy No.: 717-920-8040

        with copy to:

                  James A. Ulsh, Esquire
                  Timothy A. Hoy, Esquire
                  Mette, Evans & Woodside
                  P.O. Box 5950
                  3401 North Front Street
                  Harrisburg, Pennsylvania 17110-0950
                  Telecopy No.:  717-236-1816

        (b) If to BFC, to:

                  BUCS Financial Corp
                  10445 Mill Run Circle
                  Owings Mills, MD 21117
                  Attention: Herbert J. Moltzan, President and CEO Telecopy No.: 443-394-6819

        with a copy to:

                  Richard Fisch, Esquire
                  Malizia Spidi & Fisch, PC
                  901 New York Avenue, N.W.
                  Suite 210 East
                  Washington, D.C. 20001
                  Telecopy No.:  202-434-4661

         8.07 Disclosure Schedules. Information contained on either the BFC Disclosure Schedules or the CMTY Disclosure Schedules shall be deemed to cover the express disclosure requirement contained in a representation or warranty of this Agreement and any other representation or warranty of this Agreement of such party where it is readily apparent it applies to such provision. The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is or could result in a Material Adverse Effect.

         8.08 Tax Disclosure. Notwithstanding anything else in this Agreement to the contrary, each party hereto (and each employee, representative or other agent of any party) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and federal income tax structure of any and all transaction(s) contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any party (or to any employee, representative, or other agent of any party) relating to such tax treatment or tax structure; provided, however, that this authorization of disclosure shall not apply to restrictions reasonably necessary to comply with securities laws. This authorization of disclosure is not effective until the earlier of (i) the date of the public announcement of discussions relating to the Contemplated Transactions, (ii) the date of the public announcement of the Contemplated Transactions, or (iii) the date of execution of an agreement (with or without conditions) to enter into the Contemplated Transactions.

         8.09 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         8.10 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         8.11 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         8.12 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania and applicable laws of the United States of America.

                         [SIGNATURES ON FOLLOWING PAGE]


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

     [SIGNATURE PAGE FOR MERGER AGREEMENT BETWEEN COMMUNITY BANKS, INC. AND
                              BUCS FINANCIAL CORP]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers under seal as of the day and year first above written.


COMMUNITY BANKS, INC.                       Attest:


By: /s/Eddie L. Dunklebarger  (SEAL)   /s/Patricia E. Hoch
-----------------------------------    -----------------------------------------
Eddie L. Dunklebarger                  Patricia E. Hoch, Senior VP and Secretary
Chairman, President and CEO

BUCS FINANCIAL CORP                    Attest:



By: /s/Herbert J. Moltzan     (SEAL)   /s/M. Robin Copeland
-----------------------------------    -----------------------------------------
Herbert J. Moltzan, President and CEO

                                    Exhibit 1
                                    ---------

                     Form of Letter Agreement For Directors
                     --------------------------------------

                                                                          , 2006

Community Banks, Inc.
777 East Park Drive
Harrisburg, PA 17111

Ladies and Gentlemen:

         Community Banks, Inc. ("CMTY") and BUCS Financial Corp ("BFC") are considering entering into an Agreement (the "Merger Agreement"), pursuant to which, and subject to the terms and conditions set forth therein: (a) CMTY will acquire BFC by a merger of BFC with and into CMTY; (b) stockholders of BFC will receive shares of CMTY common stock and/or cash in exchange for their shares of BFC common stock owned on the closing date; and (c) option holders of BFC will receive cash in exchange for options exercisable for common stock of BFC outstanding on the closing date (the foregoing, collectively, the "Transactions").

         I have been advised that I may be deemed to be an "affiliate" of BFC for purposes of certain rules issued by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933.

         I understand that CMTY is requiring, as a condition to its execution and delivery to BFC of the Agreement, that I execute and deliver to CMTY this Letter Agreement. Intending to be legally bound hereby, I irrevocably agree and represent as follows:

         1. I agree to vote or cause to be voted for approval of the Merger Agreement all shares of BFC common stock over which I exercise sole or shared voting power (other than shares held in a fiduciary capacity) as of the record date of the BFC shareholder meeting at which the Merger Agreement will be presented for approval.

         2. Through the conclusion of the Transactions, I agree not to offer, sell, exercise, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of BFC common stock over which I exercise sole or shared voting power (other than shares held in a fiduciary capacity) or any options that I hold to acquire shares of BFC common stock.

         3. I have sole or shared voting power (other than shares held in a fiduciary capacity) over the number of shares of BFC common stock, and hold stock options for the number of shares of BFC common stock, if any, set forth below opposite my signature line. CMTY recognizes that with respect to any such shares which have been pledged to a third party (which are specifically identified below), I will not be able to control the voting or disposition of such shares in the event of a default.

         4. I agree not to offer, sell, transfer or otherwise dispose of any shares of CMTY common stock received pursuant to the Transactions, except:

         (a) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act"), covering sales of such CMTY common stock is effective and a prospectus is made available under the Securities Act;

         (b) within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act ("Rule 145");
or

         (c) in a transaction which, in an opinion of counsel satisfactory to CMTY or as described in a "no-action" or interpretive letter from the staff of the SEC (a "No Action Letter"), is not required to be registered under the Securities Act;

         and I acknowledge and agree that CMTY is under no obligation to register the sale, transfer or other disposition of CMTY common stock by me or on my behalf, or to take any other action necessary to make an exemption from registration available.

         5. CMTY shall take all steps necessary to ensure that CMTY is in compliance with all those requirements of Rule 145 and Rule 144 with which CMTY must comply in order for the resale provisions of Rule 145(d) to be available to me.

         6. I agree that CMTY shall not be bound by any attempted sale of any shares of CMTY common stock acquired by me pursuant to the Transactions, and CMTY's transfer agent shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and I further agree that the certificate representing shares of CMTY common stock acquired by me pursuant to the Transactions by me may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement, stating in substance as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d), OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
         (C) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The undersigned understands and hereby further acknowledges that the legend set forth above will be removed from any such certificate (by delivery of a substitute certificate without such legend) and CMTY will instruct its transfer agent to remove such legend from any such certificate, if the undersigned delivers to CMTY (i) satisfactory written evidence that the shares of CMTY common stock represented by any such certificate have been sold in compliance with Rule 145(d) (as such rule may be hereafter amended) (in which case, the substitute certificate will be issued in the name of the transferee), (ii) a No Action Letter, or (iii) an opinion of counsel, in form and substance reasonably satisfactory to CMTY, to the effect that public sale of shares represented by such certificate by the holder thereof is no longer subject to the restrictions imposed by Rule 145.

         7. I agree not to engage in any Competition with CMTY or any Affiliate of CMTY for a period of one (1) year after the later to occur of the Effective Date or my ceasing to be a member of the advisory board for the Metropolitan Baltimore area. For purposes of this Letter Agreement, "Competition" means becoming an employee, a director, an advisory director, a founder or a shareholder or other equity holder (other than acquisitions of not more than one percent (1%) of the outstanding capital stock of, or a similar equity interest in a corporation or other entity that is listed on a national securities exchange or traded in the over-the-counter market) of any business organization that is doing business or intends to do business in the states of Maryland or Pennsylvania and that is engaged or intends to engage in the provision of financial services to the public, including but not necessarily limited to commercial banks, savings associations, trust companies and credit unions, but not including the provision of pension consulting services or investment banking services in which I am involved as of the date of this Letter Agreement.

         8. I represent that I have the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

         I am signing this Letter Agreement in my capacity as a shareholder of BFC and not in any other capacity (including as a director or Executive). This Letter Agreement shall be effective upon acceptance by CMTY.

         Execution of this Agreement by the undersigned is not an admission by the undersigned that he or she is an "affiliate" for purposes of the Rule 145 of the Securities Act.

         This Letter Agreement shall terminate concurrently with, and automatically upon, any termination of the Merger Agreement in accordance with its terms, except that any such termination shall be without prejudice to CMTY's rights arising out of any willful breach of any covenant or representation contained herein.

                                         Very truly yours,


_______________________________________  _______________________________________
         Witness                         Name:

Number of shares held:
 Sole voting power:          _______     Shared voting power:       _______

Number of pledged
 shares:                     _______

Accepted:
COMMUNITY BANKS, INC.


By:   __________________________________________________
Name: Eddie L. Dunklebarger, Chairman, President and CEO

                                  Exhibit 1.03
                                  ------------

                           Form of Bank Plan of Merger
                           ---------------------------


         THIS BANK PLAN OF MERGER ("Bank Plan of Merger") dated September __, 2006, is by and between COMMUNITYBANKS, a Pennsylvania bank and trust company ("Community") and BUCS FEDERAL BANK, a federal savings association ("BUCS").

                                   BACKGROUND
                                   ----------

         A. Community is a wholly-owned subsidiary of Community Banks, Inc., a Pennsylvania corporation ("CMTY").

         B. BUCS is a wholly-owned subsidiary of BUCS Financial Corp, a Maryland corporation ("BFC").

         C. CMTY and BFC have executed an Agreement dated September __, 2006 (the "Agreement"). The Agreement provides for the merger of BUCS with and into Community, with Community surviving such merger, but only after closing of the "Merger" provided for in the Agreement. After closing of the "Merger," Community and BUCS will each be direct wholly-owned subsidiaries of CMTY. This Bank Plan of Merger is being executed by Community and BUCS pursuant to the Agreement.

         D. Capitalized terms used in this Bank Plan of Merger that are not otherwise defined herein shall have the meanings given them in the Agreement.

         In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the United States of America, the State of Maryland and the Commonwealth of Pennsylvania, Community and BUCS, intending to be legally bound hereby, agree:

                               ARTICLE I - MERGER
                               ------------------

         Subject to the terms and conditions of this Bank Plan of Merger, and in accordance with the applicable laws and regulations of the United States of America, the State of Maryland and the Commonwealth of Pennsylvania, on the Effective Date (as that term is defined in Article V hereof):

         (a) BUCS shall merge with and into Community, under the charter of Community;

         (b) the separate existence of BUCS shall cease; and

         (c) Community shall be the surviving bank.

Such transaction is referred to herein as the "Bank Merger," and Community, as the surviving bank in the Bank Merger, is referred to herein as the "Surviving Bank."

                     ARTICLE II - NAME AND BUSINESS OF BANK
                     --------------------------------------

         The name of the Surviving Bank shall be Community. The business of the Surviving Bank shall be that of a state, non-member bank with trust powers. This business shall be conducted by the Surviving Bank at its main office which shall be located at 150 Market Square, Millersburg, Pennsylvania, and its legally established branches and other facilities.

               ARTICLE III - ARTICLES OF INCORPORATION AND BYLAWS
               --------------------------------------------------

         3.1 Articles of Incorporation. On and after the Effective Date, the articles of Community, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation of the Surviving Bank, until changed in accordance with applicable law, such articles of incorporation, and the Surviving Bank's bylaws.

         3.2 Bylaws. On and after the Effective Date, the bylaws of Community, as in effect immediately prior to the Effective Date, shall automatically be and remain the bylaws of the Surviving Bank, until changed in accordance with applicable law, the Surviving Bank's articles of association, and such bylaws.

                  ARTICLE IV - BOARD OF DIRECTORS AND OFFICERS
                  --------------------------------------------

         4.1 Board of Directors. On and after the Effective Date, the directors of Community duly elected and holding office immediately prior to the Effective Date shall be the directors of the Surviving Bank, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of the Surviving Bank.

         4.2 Officers. On and after the Effective Date, the officers of Community duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Bank, together with those officers of BUCS who have been offered and who have accepted positions of employment with Community, and such other officers as may be appointed from time to time, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank.

                        ARTICLE V - CONVERSION OF SHARES
                        --------------------------------

         5.1 Community Capital Stock. Each share of Community capital stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of identical capital stock of the Surviving Bank.

         5.2 BUCS Capital Stock. Each share of BUCS capital stock issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                    ARTICLE VI - EFFECTIVE DATE OF THE MERGER
                    -----------------------------------------

         The Bank Merger shall be effective at the time specified in the articles of merger filed with the Department of Banking of the Commonwealth of Pennsylvania (the "Effective Date"), provided that in no event may the Bank Merger be effective unless or until any required consent from or notice to the Office of Thrift Supervision has been received or made and any requisite waiting period has expired.

                       ARTICLE VII - EFFECT OF THE MERGER
                       ----------------------------------

         On the Effective Date the separate existence of BUCS shall cease, and all of the property (real, personal and mixed), rights, powers, duties and obligations of BUCS shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations. The savings accounts of BUCS shall become savings accounts of the Surviving Bank on the same basis as prior to the Effective Date.

                      ARTICLE VIII - CONDITIONS PRECEDENT
                      -----------------------------------

         The obligations of Community and BUCS to effect the Bank Merger shall be subject to closing of the "Merger" provided for in the Agreement.

                            ARTICLE IX - TERMINATION
                            ------------------------

         This Bank Plan of Merger shall terminate automatically upon any termination of the Agreement in accordance with its terms; provided, however, that any such termination of this Bank Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

                              ARTICLE X - AMENDMENT
                              ---------------------

         This Bank Plan of Merger may be amended at any time prior to consummation of the Bank Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                           ARTICLE XI - MISCELLANEOUS
                           --------------------------

         11.1 Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Bank Plan of Merger.

         11.2 Notices. Any notice or other communication required or permitted under this Bank Plan of Merger shall be given, and shall be effective, in accordance with the provisions of Section 8.06 of the Agreement.

         11.3 Captions. The headings of the several Articles herein are intended for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Bank Plan of Merger.

         11.4 Counterparts. For the convenience of the parties hereto, this Bank Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

         11.5 Governing Law. This Bank Plan of Merger shall be governed by and construed in accordance with applicable laws of the United States of America and in accordance with the laws of the Commonwealth of Pennsylvania.

         11.6 Liquidation Account. The liquidation account established by BUCS in connection with its conversion from mutual to stock form shall be assumed by the Surviving Bank.

         IN WITNESS WHEREOF, Community and BUCS have caused this Bank Plan of Merger to be executed by their duly authorized officers on the date first written above, each pursuant to a resolution of its board of directors, acting by at least two-thirds of the Board.

COMMUNITYBANKS                     Attest:


By: _____________________________  By: _________________________________________
Eddie L. Dunklebarger                  Patricia E. Hoch, Senior VP and Secretary
President and CEO




BUCS FEDERAL BANK                  Attest:



By: _________________________________  _________________________________________
Herbert J. Moltzan, President and CEO                         , Secretary

                                    Exhibit 2
                                    ---------

                     Form of Letter Agreement for Executives
                     ---------------------------------------

                                                                          , 2006

Community Banks, Inc.
777 East Park Drive
Harrisburg, PA 17111

Ladies and Gentlemen:

         Community Banks, Inc. ("CMTY") and BUCS Financial Corp ("BFC") are considering entering into an Agreement (the "Merger Agreement"), pursuant to which, and subject to the terms and conditions set forth therein: (a) CMTY will acquire BFC by a merger of BFC with and into CMTY; (b) stockholders of BFC will receive shares of CMTY common stock and/or cash in exchange for their shares of BFC common stock owned on the closing date; and (c) option holders of BFC will receive cash in exchange for options exercisable for common stock of BFC outstanding on the closing date (the foregoing, collectively, the "Transactions").

         I have been advised that I may be deemed to be an "affiliate" of BFC for purposes of certain rules issued by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933.

         I understand that CMTY is requiring, as a condition to its execution and delivery to BFC of the Agreement, that I execute and deliver to CMTY this Letter Agreement. Intending to be legally bound hereby, I irrevocably agree and represent as follows:

         1. I agree to vote or cause to be voted for approval of the Merger Agreement all shares of BFC common stock over which I exercise sole or shared voting power (other than shares held in a fiduciary capacity) as of the record date of the BFC shareholder meeting at which the Merger Agreement will be presented for approval.

         2. Through the conclusion of the Transactions, I agree not to offer, sell, exercise, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of BFC common stock over which I exercise sole or shared voting power (other than shares held in a fiduciary capacity) or any options that I hold to acquire shares of BFC common stock.

         3. I have sole or shared voting power (other than shares held in a fiduciary capacity) over the number of shares of BFC common stock, and hold stock options for the number of shares of BFC common stock, if any, set forth below opposite my signature line. CMTY recognizes that with respect to any such shares which have been pledged to a third party (which are specifically identified below), I will not be able to control the voting or disposition of such shares in the event of a default.

         4. I agree not to offer, sell, transfer or otherwise dispose of any shares of CMTY common stock received pursuant to the Transactions, except:

         (a) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act"), covering sales of such CMTY common stock is effective and a prospectus is made available under the Securities Act;

         (b) within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act ("Rule 145");
or

         (c) in a transaction which, in an opinion of counsel satisfactory to CMTY or as described in a "no-action" or interpretive letter from the staff of the SEC (a "No Action Letter"), is not required to be registered under the Securities Act;

         and I acknowledge and agree that CMTY is under no obligation to register the sale, transfer or other disposition of CMTY common stock by me or on my behalf, or to take any other action necessary to make an exemption from registration available.

         5. CMTY shall take all steps necessary to ensure that CMTY is in compliance with all those requirements of Rule 145 and Rule 144 with which CMTY must comply in order for the resale provisions of Rule 145(d) to be available to me.

         6. I agree that CMTY shall not be bound by any attempted sale of any shares of CMTY common stock acquired by me pursuant to the Transactions, and CMTY's transfer agent shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and I further agree that the certificate representing shares of CMTY common stock acquired by me pursuant to the Transactions by me may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement, stating in substance as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d), OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
         (C) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The undersigned understands and hereby further acknowledges that the legend set forth above will be removed from any such certificate (by delivery of a substitute certificate without such legend) and CMTY will instruct its transfer agent to remove such legend from any such certificate, if the undersigned delivers to CMTY (i) satisfactory written evidence that the shares of CMTY common stock represented by any such certificate have been sold in compliance with Rule 145(d) (as such rule may be hereafter amended) (in which case, the substitute certificate will be issued in the name of the transferee), (ii) a No Action Letter, or (iii) an opinion of counsel, in form and substance reasonably satisfactory to CMTY, to the effect that public sale of shares represented by such certificate by the holder thereof is no longer subject to the restrictions imposed by Rule 145.

         7. I represent that I have the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

         I am signing this Letter Agreement in my capacity as a shareholder of BFC and not in any other capacity (including as a director or Executive). This Letter Agreement shall be effective upon acceptance by CMTY.

         Execution of this Agreement by the undersigned is not an admission by the undersigned that he or she is an "affiliate" for purposes of the Rule 145 of the Securities Act.

         This Letter Agreement shall terminate concurrently with, and automatically upon, any termination of the Merger Agreement in accordance with its terms, except that any such termination shall be without prejudice to CMTY's rights arising out of any willful breach of any covenant or representation contained herein.

                                                   Very truly yours,



                                      __________________________________________
                                      Name:

___________________________________
         Witness

Number of shares held:
 Sole voting power:             _______      Shared voting power:     _______

Number of pledged
 shares:                        _______

Accepted:
COMMUNITY BANKS, INC.


By:   __________________________________________________
Name: Eddie L. Dunklebarger, Chairman, President and CEO

                              Exhibit 5.07(c)(vii)

                      Form of Moltzan Employment Agreement

         THIS EMPLOYMENT AGREEMENT ("Agreement") made this day of , 200 , by and among Community Banks, Inc., a Pennsylvania corporation ("CMTY"), CommunityBanks, a Pennsylvania bank and trust company ("Community"; CMTY and Community are collectively referred to from time to time herein as the "Company"), and Herbert J. Moltzan, an adult individual (hereinafter referred to as "Executive").

                                   BACKGROUND:

         A. Pursuant to an agreement between CMTY and BUCS Financial Corp ("BFC") dated September __, 2006 ("Merger Agreement"), CMTY has acquired BFC through a merger in which CMTY was the surviving corporation. Initially capitalized terms used but not defined herein and that are also used in the Merger Agreement shall have the same meanings as in the Merger Agreement.

         B. The Company believes that the future services of the Executive will be of great value to the Company, and the Executive is willing to be employed by the Company upon terms and conditions mutually satisfactory to the Executive and the Company.

         C. Executive is party to (i) an employment agreement with BFC's bank subsidiary dated March __, 2006 ("BFC Employment Agreement" or "Original Agreement") and (ii) an Executive Supplemental Retirement Plan Agreement and related Endorsement Method Split Dollar Plan Agreement with BFC's bank subsidiary dated ________, 2003 ("SERP").

         D. The Company and Executive wish to set forth the terms and conditions of (i) Executive's employment by Company and (ii) the termination of the BFC Employment Agreement.

         NOW,  THEREFORE,   in  consideration  of  the  agreements   hereinafter
contained, and intending to be legally bound hereby, the parties agree as follows:

         1. Duties as Executive. Company shall employ Executive and Executive shall serve Company as a Regional President of Community or to such comparable executive position to which he may be reasonably appointed by the Company's CEO in light of his experience and abilities. During his employment by the Company, Executive shall serve Company under the direction of, and in a manner satisfactory to the CEO of the Company. He shall perform his duties faithfully, diligently, and to the best of his ability and shall devote his full time and best efforts to the affairs of the Company.

         2.  Compensation  as  Executive.   As  compensation  for  all  services
performed by Executive for Company while employed thereby, Company shall:

                  a. As of and immediately prior to the Effective Date of the Merger, pay, or consent to BFC or BUCS paying, Executive the lump sum amount of $___________________;

                  b. During the term of this Agreement, pay Executive, in regular installments, an annual salary of at least $150,000;

                  c. Pay Executive bonuses as declared from time to time by the Company;

                  d. Enable Executive to participate in the stock option and management incentive plans of the Company;

                  e. Continue to maintain and perform the obligations of BFC's bank subsidiary under the SERP in accordance with the terms and conditions thereof, including an annual contribution to the Pre-Retirement Benefit Account accrual under the Executive Supplemental Retirement Plan Agreement of $50,000 plus applicable earnings credited on the aggregate prior year accruals for each year during the term of this Agreement; and

                  f. Provide Executive with such health, accident, disability, life insurance, retirement benefits and such other benefits as are provided to similarly situated employees of the Company.

         3. Reimbursement of Expenses. Company shall reimburse Executive within thirty (30) days from billing date for necessary and properly documented travel and business expenses, not otherwise reimbursed, incurred by Executive on behalf of Company.

         4. Term of Employment. The term of the Executive's employment under this Agreement shall commence as of the Effective Date of the Merger of CMTY and BFC and shall continue for a period of three (3) years. On each anniversary of the effective date of this Agreement ("Anniversary"), the term of this Agreement and the period of the Executive's employment hereunder will be automatically extended for successive two-year periods unless, no later than ninety (90) days prior to an Anniversary, either the Company or the Executive gives written notification to the other of an intention not to renew this Agreement. Notwithstanding the foregoing provisions, upon the occurrence of a Change of Control (as hereinafter defined), the term of this Agreement shall automatically renew and be extended for two (2) years from the date thereof.

         5. Termination of Employment.

                  a. Disability. If the Executive becomes permanently disabled (as certified by a licensed physician chosen by the Company and the Executive or in the event that the Company and the Executive cannot agree upon a physician, each shall designate a licensed physician, and the licensed physicians so designated shall appoint a third physician whose decision shall be binding upon the parties) because of sickness, physical or mental disability, or any other reason, and is unable to perform or complete his duties under this Agreement for a period of ninety (90) consecutive days (or time equal to the elimination period under any disability insurance program provided by the Company to the Executive), the Company shall have the option to terminate this Agreement by giving not less than 180 days' written notice of termination to the Executive. Such termination shall be without prejudice to any right the Executive has under any disability insurance program maintained by the Company.

                  b. Cause.  The Company may  terminate  this  Agreement and the
Executive's employment hereunder for Cause at any time. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment upon (1) the engaging by the Executive in willful misconduct materially injurious to Community; (2) gross negligence or dishonesty of the Executive in the performance of his duties; (3) the commission by the Executive of an act constituting a felony or the conviction of the Executive of a first degree misdemeanor based on dishonesty; (4) the willful and material breach by the Executive of any of his other obligations under this Agreement; (5) the refusal or failure of the Executive to carry out reasonable directives of the CEO (after the Company's delivery of written notice to the Executive of its intention to terminate the Executive and the Executive's failure to cure or remedy such action or failure within 30 days of such notice); (6) receipt of a final written directive or order of any governmental body or entity having jurisdiction over the Company requiring termination or removal of the Executive as an officer of the Company; (7) repeated and consistent failure of the Executive to be present and work during normal business hours unless the absence is due to disability described in Section 6(a) below (after the Company's delivery of written notice to the Executive of its intention to terminate the Executive and the Executive's failure to cure or remedy such action or failure within 30 days of such notice); or (8) insubordinate, gross incompetence or gross misconduct in the performance of, or gross neglect of, the Executive's duties hereunder.

                  c. Good Reason. The Executive may terminate his employment hereunder for Good Reason, provided that such termination occurs within three months following the occurrence of the Good Reason. The term "Good Reason" shall mean (i) any assignment to the Executive, without his consent, of any duties other than those contemplated by Section 1 hereof, or any reduction in the Executive's duties or responsibilities for the Company; (ii) any removal of the Executive from any of the positions indicated in Section 1 hereof, except in connection with termination of the Executive's employment for Cause, a promotion of Executive to a higher position or an assignment to Executive of a title and duties and responsibilities approximately comparable to the those involved in the positions indicated in Section 1 above; (iii) breach by the Company of its obligations under Section 2 hereof (after the Executive's notice to the Company and the Company's failure to cure such breach within thirty (30) days of such notice); (iv) relocation of Executive's principal office to a location that is more than thirty (30) miles from Owings Mills, Maryland; or (v) any other willful and material breach by the Company of this Agreement (after the Executive's notice to the Company and the Company's failure to cure such breach within thirty (30) days of such notice).

         6. Payments Upon Termination.

                  a. Death, Disability or for Cause. If the Executive's employment shall be terminated because of death, disability or for Cause, the Company shall pay the Executive his full salary through the date of termination at the rate in effect at the time of termination, and other amounts owing to the Executive at the date of termination, and the Company shall have no further obligations to the Executive under this Agreement.

                  b. Unilateral and Good Reason Termination (Not Including Change of Control). In the event of a Unilateral Termination or if the Executive shall terminate his employment for Good Reason (except for a termination by the Executive for Good Reason following a Change of Control), then the Company shall pay the Executive his full salary from the date of termination for the remaining term of this Agreement. The Company shall not be required to maintain employee benefit plans and programs to which the Executive was entitled prior to the date of termination. "Unilateral Termination" means termination by the Company of the Executive's employment for any reason other than for Cause prior to the expiration hereof but does not include termination as a result of disability or notice by the Company of its intention not to renew this Agreement.

                  c. Termination Following Change of Control. If the Executive terminates his employment for Good Reason following a Change of Control or the Company, or any successor thereto, terminates Executive's employment following a Change of Control (both, a "Change of Control Termination"), the Executive shall be entitled to compensation equal to two (2) times the Executive's gross salary and bonus compensation for the calendar year preceding the date of such termination. The Executive shall receive the compensation provided for in this
Section 6(c) in twenty-four (24) equal monthly installments payable beginning on the first day of the month succeeding the month in which the Change of Control Termination shall occur, provided that the obligation to pay the compensation provided for in this Section 6(c) shall terminate immediately upon the Executive's violation of the terms and conditions of the non-disclosure and non-competition provisions set forth in paragraph 8 of this Agreement.

         7. Definition of Change of Control. For purposes of this Agreement, the term "Change of Control" shall mean:

                  a. An acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of the Company representing 24.99% or more of the combined voting power of the Company's securities then outstanding;

                  b. A  merger,  consolidation  or other  reorganization  of the
Company,   except  where  the  resulting  entity  is  controlled,   directly  or
indirectly, by the Company;

                  c. A merger, consolidation or other reorganization of the Company, except where shareholders of the Company immediately prior to consummation of any such transaction continue to hold as least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after a transaction are former members of the Company's Board of Directors;

                  d. A sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled, directly or indirectly, by the Company or a corporate division involving the Company;

                  e. A contested proxy solicitation of the Company's shareholders that results in the contesting party obtaining the ability to cast twenty-five percent (25%) or more of the votes entitled to be cast in an election of directors of the Company; or

                  f. During any period of two (2) consecutive years during the term of this Agreement and any renewal hereof, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason (other than for health, disability or other medical incapacity or voluntary retirement) to constitute at least a majority thereof.

         8. Non-disclosure and Non-competition. The Executive recognizes and acknowledges that during the course of his employment with the Company and during the course of his future employment with the Company he has acquired and/or may subsequently acquire privileged and confidential information concerning the Company's or its affiliates' current and prospective customers, their methods and ways of doing business, their plans and goals for future activities, and other confidential or proprietary information belonging to the Company or its subsidiaries or relating to the Company's or its affiliates' affairs (collectively referred to herein as the "Confidential Information"). The Executive further acknowledges and agrees that the Confidential Information is the property of the Company and that any misappropriation or unauthorized use or disclosure of the Confidential Information would constitute a breach of trust causing irreparable injury to the Company, and it is essential to the protection of the Company and its goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and not be disclosed to others or used to the Executive's own advantage or the advantage of others. Accordingly, the Executive agrees that:

                  (a) Non-disclosure of Confidential Information. During his employment and following the termination thereof, Executive shall hold and safeguard the Confidential Information in trust for Company, its successors and assigns, and shall not without the prior written consent of the Company misappropriate or disclose or make available to anyone for use outside of the Company at any time, either during his employment or subsequent to the termination of his employment, any of the Confidential Information whether or not developed by the Executive; and

                  (b) Restrictions on Competition. Further, the Executive agrees that he shall not, either during his employment with the Company or during the Restricted Period (as defined below) following the termination of Executive's employment for any reason (except for a Unilateral Termination, in which case the noncompetition covenant contained in this Section 8(b) shall not apply), without first obtaining the written consent of the CEO of the Company, directly or indirectly, as an officer, director, employee, consultant, agent, partner, joint venturer, proprietary or otherwise, engage in, become interested in, or assist any business which is in competition with the Company or any of its affiliates or subsidiaries, in the areas of commercial banking, mortgage banking, leasing, or the taking of deposits and is located or operating in any of the counties in which the Company or any of its present or future subsidiaries may now or at any time prior to the termination of Executive's employment have offices or any of the counties contiguous thereto, other than as a shareholder holding not more than one (1%) percent of the outstanding shares of any class of securities registered under the Securities Exchange Act of 1934. "Restricted Period" shall mean (i) in the event of a Change of Control Termination, a period of two years following such termination and (ii) in all other cases, the remainder of the term at the time that the termination occurred.

         9. Not Salary. Any deferred compensation payable under this agreement shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its Executives.

         10. No Assignment. The right of the Executive or any other person to the payment of deferred compensation or other benefits under this agreement shall not be assigned, transferred, pledged, or encumbered except by will or by the laws of the descent and distribution.

         11. Binding Effect. This agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Executive and his heirs, executors, administrators, and legal representatives.

         12. Governing Law. This agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

         13. Severability. If any provision of this Agreement shall be found by any count of competent jurisdiction to be unenforceable, the parties hereby waive such provision to the extent that it is found to be unenforceable. Such provision may be modified by such court so that it becomes enforceable, and, as modified, will be enforced as any other provision hereof, all other provisions continuing in full force and effect.

         14. Entire Agreement. This Agreement constitutes the entire agreement between the parties and no prior promises, agreements or warranties, verbal or written, shall be of any force unless embodied herein. This Agreement is intended to supersede and replace the Original Agreement. No modification of this agreement shall be of any force or effect unless reduced to writing and signed by both parties.

         IN WITNESS WHEREOF, the Company has caused this agreement to be executed by its duly authorized officers and the Executive has hereunto set his hand and seal as of the date first above written.

                                    Community Banks, Inc.


___________________________         By _________________________________________
         Witness                    Eddie L. Dunklebarger, President and CEO

                                    CommunityBanks

___________________________         By _________________________________________
         Witness                    Eddie L. Dunklebarger, President and CEO

                                    Executive:

___________________________         By _________________________________________
         Witness                    Herbert J. Moltzan